                                                                     EXHIBIT 2.1





                                                                  Execution Copy


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         AT&T WIRELESS SERVICES, INC.,

                     MCCAW COMMUNICATIONS COMPANIES, INC.,

                  AT&T TWO WAY MESSAGING COMMUNICATIONS, INC.

                                      AND

                                METROCALL, INC.

                           DATED AS OF JUNE 26, 1998
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                               TABLE OF CONTENTS


    ARTICLE 1    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Assignment Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Closing Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.5     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.6     Communications Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.7     Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.8     DOJ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.9     FCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.10    Final Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.11    Force Majeure Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.12    FTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.13    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.14    Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.15    Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.16    Material Adverse Effect or Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.17    Parents' Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.18    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.19    Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.20    Satellite Force Majeure Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

    ARTICLE 2    SALE OF SHARES AND 50/50 LICENSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.1     Agreement of Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.2     Delivery of Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

    ARTICLE 3    CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1     Determination of Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

    ARTICLE 4    PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Adjustments to the Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.3     Payment of Purchase Price Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

    ARTICLE 5    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.1     Representations and Warranties of Parents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 5.1.1    Due Organization, Subsidiaries, Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 5.1.2    Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
                 5.1.3    No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
                 5.1.4    Licenses, Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
                 5.1.5    Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
                 5.1.6    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
                 5.1.7    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

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
                 5.1.8    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
                 5.1.9    Assets    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
                 5.1.10   [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
                 5.1.11   Financial Statements, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
                 5.1.12   Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
                 5.1.13   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
                 5.1.14   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
                 5.1.15   Liabilities and Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
                 5.1.16   Labor Matters and Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
                 5.1.17   [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
                 5.1.19   Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
                 5.1.20   Government Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
                 5.1.21   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
                 5.1.22   [Intentionally Omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
                 5.1.23   Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
                 5.1.24   Series C Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
                 5.1.25   Accounts Receivable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
         5.2     Representations and Warranties of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
                 5.2.1    Qualification of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
                 5.2.2    Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
                 5.2.3    No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
                 5.2.4    Licenses, Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
                 5.2.5    Financial Capabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
                 5.2.6    Capital Stock of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
                 5.2.7    Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
                 5.2.8    Metrocall Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
                 5.2.9    Spectrum Caps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

    ARTICLE 6    CONDUCT PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         6.1     Filing of Assignment Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         6.2     Antitrust Laws and Parents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         6.3     Antitrust Laws and Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         6.4     Access to Information Concerning Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
         6.5     Stockholder Approval.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
         6.6     Control of the  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
         6.7     Parents' Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
         6.8     Buyer's Pre-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
         6.9     No Solicitation of Offers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
         6.10    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
         6.11    Title Insurance and Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
         6.12    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
         6.13    Notice to Bargaining Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
         6.14    Third Party Consents and Governmental Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
         6.15    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41





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
    ARTICLE 7    EMPLOYMENT, BENEFITS AND TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
         7.1     Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
                 7.1.1    Employment of Operating Company Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
                 7.1.2    Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
                 7.1.3    Recognition of Prior Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
                 7.1.4    Health, Welfare and Fringe Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
                 7.1.5    Flexible Spending Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
                 7.1.6    No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
         7.2     Wage and Withholding Reporting Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
         7.3     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
         7.4     Apportionment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
         7.5     Tax Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
         7.6     Tax Sharing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
         7.7     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
         7.8     Tax Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
         7.9     FIRPTA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49

    ARTICLE 8    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
         8.1     Conditions Precedent to Obligations of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
                 8.1.1    No Injunction, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
                 8.1.2    FCC and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
                 8.1.3    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
                 8.1.4    No Proceeding or Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
                 8.1.5    Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
         8.2     Conditions Precedent to Obligations of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.1    Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.2    Performance of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.3    Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.4    Opinion of Counsel for Parents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.5    Other Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
                 8.2.6    Consents and Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.2.7    Transition Services Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.2.8    Distribution Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.2.9    No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.2.10   Financial Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
         8.3     Conditions Precedent to the Obligations of Parents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.3.1    Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
                 8.3.2    Performance of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.3    Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.4    Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.5    Opinion of Counsel for Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.6    Other Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.7    No Buyer Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
                 8.3.8    No Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
                 8.3.9    Certificate of Designation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
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
                 8.3.10   Registration Rights Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
         8.4     Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

    ARTICLE 9    TERMINATION AND DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
         9.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.1    Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.2    Order or Decree . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.3    Failure of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.4    Outside Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.5    Union Activity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
                 9.1.6    Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         9.2     Procedure Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         9.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55

    ARTICLE 10   POST-CLOSING TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         10.1    Transition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         10.2    Access to Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
         10.3    [Intentionally Omitted.] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
         10.4    Confidentiality of Customer Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
         10.5    Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
         10.6    Intercompany Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
         10.7    Provision of Reciprocal Employee Plans for Paging and Cellular Service . . . . . . . . . . . . . . . . . . . . .58

    ARTICLE 11   INDEMNIFICATION AND SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
         11.1    Indemnification by Parents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
         11.2    Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
         11.3    Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
         11.4    Claims for Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
         11.5    Defense by Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
         11.6    Manner of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
         11.7    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
         11.8    Indemnification Net of Insurance and Collateral Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
         11.9    Exclusivity of Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62

    ARTICLE 12   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
         12.1    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
         12.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
         12.3    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
         12.4    Alternative Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
         12.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
         12.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
         12.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
         12.8    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.9    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67





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
         12.11   Modification and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.12   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.13   Parties Obligated and Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.14   Rights to Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
         12.15   Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
         12.16   Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
         12.17   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
         12.18   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68

INDEX OF DEFINED TERMS

                                                        INDEX OF DEFINED TERMS
50/50 License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Accountant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Affiliated Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Affiliated Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Assignment Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
AT&T  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
AT&T Two Way  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Buyer Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Buyer Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Buyer Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Buyer Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Buyer Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
Buyer Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Buyer Third Party Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Buyer's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Cash Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Cash Consideration Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
Charter Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Closing Date Pager Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Closing EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5





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
Closing Net Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Closing Operating Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Closing Quarter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Closing Working Capital Deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Closing Working Capital Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Communications Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Copyright . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
Dispute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Dispute Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Distribution Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
DOJ   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Downward Financial Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Employees on Leave  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Environmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
FCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Final Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Financial Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Force Majeure Event   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Hazardous Material Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Indemnification Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
indemnified party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
indemnifying part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Licensed Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Mark  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Material Adverse Effect or Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
McCaw . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Metrocall Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32





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
Metrocall Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
NPCS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Operating Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Operating Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Operating Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Outside Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Pager Inventory Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Paging and Messaging Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Parent Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
Parent Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
Parent Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
Parents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Parents' Completion Bonus Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Parents' Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Patent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Permitted Real Property Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Preferred Stock Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Preferred Stock Consideration Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Property Transition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
PTO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Response  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Restricted Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
Satellite Force Majeure Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Senior Party Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Straddle Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Structures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Tax Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Tax Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Taxable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Telecom Competitor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
Territory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
Third Party Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Third Party Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Third Party Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Title Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Title Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Transition Services Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Transitioned Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Upward Financial Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Wireless  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Working Capital Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Year 2000 Compliant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 26, 1998, by and among AT&T WIRELESS SERVICES, INC., a Delaware corporation ("Wireless"), MCCAW COMMUNICATIONS COMPANIES, INC., a Washington corporation ("McCaw"), AT&T TWO WAY MESSAGING COMMUNICATIONS, INC., a Delaware corporation and wholly owned subsidiary of McCaw ("AT&T Two Way"), and METROCALL, INC., a Delaware corporation ("Buyer").

                                   RECITALS:

         A. McCaw RCC Communications, Inc., a Washington corporation (the "Company"), together with its wholly-owned subsidiaries and the other entities set forth on Schedule 5.1.1 (the "Operating Subsidiaries"; each of the Company and the Operating Subsidiaries will sometimes be referred to in this Agreement individually as an "Operating Company" and collectively as the "Operating Companies") are engaged in the business (the "Business") of providing and selling Paging and Messaging Services (as defined in Section 10.5(d));

         B. McCaw is the owner of two hundred (200) shares (the "Shares") of the Company's common stock, par value $1.00 per Share, which constitute all of the issued and outstanding shares of capital stock of the Company, and Wireless is the owner of all of the issued and outstanding shares of capital stock of McCaw (McCaw and Wireless will sometimes be referred to in this Agreement collectively as the "Parents");

         C. AT&T Two Way is the owner of a 50KHZ/50KHZ Narrowband Personal Communications Service ("NPCS") license with call sign KNKV203 (the "50/50 License");

         D. AT&T Corp. ("AT&T") is the direct owner of all of the issued and outstanding shares of capital stock of Wireless; and

         E. Parents and AT&T Two Way desire to sell the Shares and the 50/50 License to Buyer, and Buyer desires to purchase the Shares and the 50/50 License from Parents and AT&T Two Way upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and intending to be legally bound, Parents, AT&T Two Way and Buyer hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         As used herein or in the Ancillary Agreements, the following terms shall have the following meanings:

         1.1 ACCOUNTING TERMS. Accounting terms used herein and not otherwise defined shall be construed in accordance with generally accepted accounting principles in the United States of America ("GAAP").

         1.2 AFFILIATE means, as to a Person, any entity that is controlled by, under common control with, or controlling the Person; provided, that, for purposes of Parents' obligations under Section 10.5 hereof and the Distribution Agreement, the term Affiliate, with respect to Parents, shall be limited (a) in the case of entities in which AT&T or Parents own a controlling interest on the date hereof, entities (i) of which AT&T or Parents have the power, directly or indirectly, to direct the management and affairs and (ii) that market services or products under the "AT&T Wireless" name and (b) in the case of entities in which AT&T or Parents acquire a controlling interest after the date hereof, entities that satisfy (a) (i) above, provided such entities desire to offer Paging and Messaging Services and are not precluded by pre-existing contractual obligations with un-affiliated third parties, not entered into in contemplation of acquisition by AT&T, from assuming the obligations under Section 10.5 hereof or the Distribution Agreement; and provided, further, that such entities shall not be deemed to be Affiliates if they are being operated as Paging and Messaging Services businesses pursuant to the penultimate sentence of Section 10.5(c).

         1.3 ASSIGNMENT APPLICATIONS means the applications to be jointly prepared by Parents, the Operating Companies and Buyer and filed with the FCC requesting its written consent to the assignment or transfer of control of the Licenses to Buyer.

         1.4 CLOSING QUARTER means the three (3) month period ending on the last day of the calendar month prior to the calendar month in which the Closing shall occur.

         1.5     CODE means the Internal Revenue Code of 1986, as amended.

         1.6 COMMUNICATIONS LAWS means the Communications Act of 1934, as amended from time to time, the Telecommunications Act of 1996, as amended from time to time, and the rules, precedents and policies of the FCC promulgated thereunder.

         1.7 CONFIDENTIAL INFORMATION means all information relating to the Business, Parents, Operating Companies, Buyer, or the transactions contemplated by this Agreement or the Ancillary Agreements that either Parents, Operating Companies, their agents or representatives make available to Buyer, its agents or representatives or that Buyer, its agents or representatives makes available to Parents, Operating Companies, their agents or representatives in accordance with this Agreement or the Ancillary Agreements and which information: (a) is not a matter of public knowledge and has not been made available, without a requirement of confidentiality, to third parties other than the Buyer, Parents or Operating Companies or any of their agents or representatives, or filed as public information with any governmental authority other than as a result of a breach of the covenant set forth in Section 12.18; and (b) is proprietary information relating to the Business, Parents, Operating Companies, Buyer, or the transactions contemplated hereby.

         1.8     DOJ means the United States Department of Justice.

         1.9     FCC means the Federal Communications Commission.

         1.10 FINAL ORDER means an action by the FCC asserting authority over the transaction contemplated hereby granting its consent and approval to the assignment or transfer of control of the Licenses or the transactions that has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no action, request for stay, petition for review or rehearing, reconsideration or appeal is pending, and as to which the time for filing any request, petition, or appeal has expired and the time for agency action to set aside its consent on its own motion has expired.

         1.11 FORCE MAJEURE EVENT means circumstances beyond the reasonable control of the relevant party including inability or delay caused through accident, fire, explosion, casualty, epidemic, act of God, strike, lockout, unavailability of materials, transportation, power or other commodity, delay of common carrier, civil disturbance, riot, war or armed conflict (whether or not there has been an official declaration of war), legal enactment and/or regulation of any agency or instrumentality of the United States Government or any state or local government, or a Satellite Force Majeure Event.

         1.12    FTC means the Federal Trade Commission.

         1.13 LIABILITIES means all debts, claims, liabilities, obligations, damages and expenses of every kind and nature, whether known, unknown, contingent, absolute, determined, indeterminable, or otherwise.

         1.14 LICENSES means and includes the 50/50 License and, with respect to the Business, all licenses, permits, franchises and authorizations issued by the FCC and/or other relevant government agencies (including pending applications for any of the foregoing), for the construction or operation of the Business, including all renewals and extensions thereof and all additional licenses, permits, franchises, and authorizations obtained or applied for by the Operating Companies from the date of this Agreement to the Closing Date.

         1.15 LIEN means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind.

         1.16 MATERIAL ADVERSE EFFECT OR MATERIAL ADVERSE CHANGE means any change or effect that is, or is reasonably likely to be, materially adverse to the Business, results of operations, properties, financial condition, assets and liabilities, of the Operating Companies, taken as a whole.

         1.17 PARENTS' KNOWLEDGE or words of similar import with respect to a fact or matter shall mean the actual knowledge of the individuals set forth on Schedule 1.17.

         1.18 PERSON means an individual, corporation, association, partnership, joint venture, joint stock company, trust, estate, limited liability company, limited liability partnership, governmental entity, or other entity or organization.

         1.19 REAL PROPERTY means all interests in real property of the Operating Companies, including, without limitation, appurtenances, improvements, and fixtures located on such real property, leasehold interests therein and any other interests in real property.

         1.20 SATELLITE FORCE MAJEURE EVENT means circumstances beyond the reasonable control of the relevant party relating to the satellite transmissions utilized in the provision of Paging and Messaging Services, including any material failure or degradation in performance of any satellite or transponders on such satellites (as applicable) used to deliver the Paging and Messaging Service signal to any subscriber of the Paging and Messaging Services.


                                   ARTICLE 2
                        SALE OF SHARES AND 50/50 LICENSE

         2.1     AGREEMENT OF PURCHASE AND SALE.

         At the closing of the transactions contemplated hereby (the "Closing"), Parents and AT&T Two Way agree to sell the Shares and the 50/50 License to Buyer, and Buyer agrees to purchase the Shares and the 50/50 License from Parents and AT&T Two Way, upon the terms and subject to the conditions set forth in this Agreement.

         2.2     DELIVERY OF SHARE CERTIFICATES.

         At the Closing, Parents shall deliver to Buyer the certificate or certificates representing the Shares, duly endorsed in favor of Buyer or accompanied by a duly executed assignment separate from certificate in favor of Buyer.

                                   ARTICLE 3
                                    CLOSING

         3.1     DETERMINATION OF CLOSING DATE.

         Subject to the satisfaction or waiver of the conditions set forth in
Article 8, the Closing shall occur on the first business day of the first calendar month after the later to occur of (the "Closing Date"): (a) the consents of the FCC to the Assignment Applications becoming Final Orders, or
(b) if applicable, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or such other date to which the parties agree.

         3.2     TIME AND PLACE OF CLOSING.

         The Closing shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037 at 10:00 a.m., Washington, D.C. time, on the Closing Date or at such other place agreed to by Parents and Buyer. The physical presence of any party or their representatives shall not be a required condition of the Closing if such party has performed all acts and delivered to an escrow agent all items and documents necessary for the Closing, together with written instructions of the party which permit such escrow agent to complete the obligations of the party in connection with the Closing.

                                   ARTICLE 4
                                 PURCHASE PRICE

         4.1     PURCHASE PRICE.

                 (a) In consideration for the Shares, the 50/50 License and the agreements set forth herein, and subject to and upon the terms and conditions set forth herein, Buyer shall pay to McCaw (i) cash consideration in the amount of One Hundred Ten Million Dollars ($110,000,000), as such amount may be adjusted pursuant to Section 4.2 and 4.3 (the "Cash Consideration"), plus (ii) shares of Series C Convertible Preferred Stock of Buyer (the "Series C Preferred Stock") having the terms set forth in Exhibit 4.1 hereto with a stated value of Ninety Five Million Dollars ($95,000,000), as such amount may be adjusted pursuant to Section 4.2 and 4.3 (the "Preferred Stock Consideration" and together with the Cash Consideration, the "Purchase Price").

                 (b)      The Purchase Price shall be payable as follows:

                          (i)     At the Closing, Buyer shall pay the Cash
Consideration, without taking into account any adjustments pursuant to Sections
4.2 and 4.3, by wire transfer of immediately available funds to an account designated by McCaw not less than two (2) business days prior to Closing; and

                          (ii)    At the Closing, Buyer will issue to McCaw
stock certificates representing the Preferred Stock Consideration, without taking into account any adjustments pursuant to Sections 4.2 and 4.3.

         4.2     ADJUSTMENTS TO THE PURCHASE PRICE.

                 (a) The Purchase Price shall be subject to adjustment after the Closing as follows:

                          (i)     if either (A) the Company's Net Revenue for
the Closing Quarter ("Closing Net Revenue") is less than 90% of the Net Revenue Target, or (B) the Company's EBITDA for the Closing Quarter, excluding expenses and costs (a) for which Parents are fully indemnifying Buyer under this Agreement, and (b) which (i) are incurred in connection with the transactions contemplated hereby, and (ii) are legal fees and expenses, fees and expenses of Merrill Lynch, fees and expenses payable pursuant to Section 12.3, Coopers & Lybrand (or their replacement, if any) fees and expenses, or payments under the Parent's Completion Bonus Program ("Closing EBITDA") is less than 90% of the EBITDA Target, then the Purchase Price shall be decreased by the greater of (x) the Net Revenue Multiple times the difference between 90% of the Net Revenue Target and Closing Net Revenue, provided, that, for purposes of such adjustment, Closing Net Revenue shall be no less than 80% of the Net Revenue Target, and (y) the EBITDA Multiple times the difference between 90% of the EBITDA Target and Closing EBITDA, provided, that, for purposes of such adjustment, Closing EBITDA shall be no less than 80% of the EBITDA Target;

                          (ii)    if both (A) Closing Net Revenue is greater
than 110% of the Net Revenue Target and (B) Closing EBITDA is greater than 110% of the EBITDA Target, then the Purchase Price shall be increased by the greater of (x) the Net Revenue Multiple times the difference between Closing Net Revenue and 110% of the Net Revenue Target, provided, that, for purposes of such adjustment, Closing Net Revenue shall be no greater than 120% of the Net Revenue Target, and (y) the EBITDA Multiple times the difference between Closing EBITDA and 110% of the EBITDA Target, provided, that, for purposes of such adjustment, Closing EBITDA shall be no greater than 120% of the EBITDA Target;

                          (iii)   for purposes of this Section 4.2, if a
material portion of the Business is suspended, disrupted, discontinued or interrupted during the Closing Quarter due to a Force Majeure Event and the Operating Companies reduce their fees, make or are obligated to make a refund of fees, or otherwise suffer a reduction in revenue or incur costs or other damages to remedy or address the Force Majeure Event Closing Net Revenue and Closing EBITDA shall be calculated without giving effect to any Force Majeure Event. In the event it is not possible to reasonably estimate the impact of a Force Majeure Event, and the parties do not mutually agree on a corresponding adjustment to the Closing Net Revenue and the Closing EBITDA, as described in the preceding sentence, the Closing Quarter shall exclude the month or months in which the Force Majeure Event adversely affected Closing Net Revenue or Closing EBITDA and shall include the immediately preceding month or months prior to the Closing Quarter in which Closing Net Revenue and Closing EBITDA were not adversely affected by the Force Majeure Event equal to the number of months excluded. Notwithstanding any other provision hereof to the contrary, Parents shall indemnify Buyer pursuant to Section 11.1(a)(iii) for any refunds, credits or other reduction in fees related to a Force Majeure Event that have not been paid or provided for prior to the Closing Date;

                          (iv)    if the amount by which the Company's combined
current liabilities as of the last day of the month prior to the month in which the Closing occurs, excluding current liabilities which Parents are obligated to pay under this Agreement or for which Parents are fully indemnifying Buyer, exceeds combined current assets ("Closing Working Capital Deficit") is greater than $19,100,000, the Purchase Price shall be decreased by the excess of the Closing Working Capital Deficit over $19,100,000 (the "Working Capital Adjustment"). Combined current liabilities and combined current assets shall be calculated in accordance with GAAP, in a manner consistent with the Audited Financial Statements; and

                          (v)     if the number of New Motorola Pagers included
in the Company's Inventory as of the Closing Date ("Closing Date Pager Inventory") is less than 50,000, the Purchase Price shall be decreased by $78 times the difference between (x) 50,000 and (y) Closing Date Pager Inventory (the "Pager Inventory Adjustment"). New Motorola Pagers means pagers manufactured by Motorola (and up to 7,500 pagers manufactured by Persons other than

Motorola) which have not yet been placed in service with customers (other than as part of the Operating Companies normal testing procedures). The Company's Inventory refers to pagers held at (i) the Company's Retail Distribution Center located in Bothell, Washington, (ii) the warehouse in Sparks, Nevada managed on the Company's behalf by Logistic Services Division of Aftermarket Technology Corp. (formerly known as Fred Jones Enterprises), or (iii) held for sale at the Operating Companies' offices.

                 (b)      Any adjustment to the Purchase Price made pursuant to
Section 4.2(a)(i) shall be referred to as a "Downward Financial Adjustment," and any adjustment to the Purchase Price made pursuant to Section 4.2(a)(ii) shall be referred to as an "Upward Financial Adjustment."

                 (c)      [Intentionally Omitted.]

                 (d) Within ninety (90) business days after the Closing Date, Buyer shall prepare and deliver to Parents the following documents, certified by Buyer's chief financial officer: (i) an unaudited consolidated Statement of Closing Working Capital of Operating Companies (the "Closing Working Capital Statement") as of the last day of the month prior to the month in which the Closing occurs; (ii) an unaudited consolidated statement of operations for the Closing Quarter (the "Closing Operating Statement"); and
(iii) a calculation of the Downward Financial Adjustment or Upward Financial Adjustment, as the case may be (the "Financial Adjustment"), Working Capital Adjustment and Pager Inventory Adjustment; provided, that, the Pager Inventory Adjustment shall be calculated jointly by Parents and Buyer.

                 (e) The Closing Working Capital Statement and Closing Operating Statement shall be prepared in accordance with the books and records of the Operating Companies, and shall be prepared on a basis consistent with the Audited Financial Statements, including GAAP consistently applied, except as noted therein or set forth on Schedule 4.2(g). The Closing Date Pager Inventory shall be determined based on a physical inventory to be conducted by Parents' representatives and observed by Buyer's representatives.

                 (f)      (i)     The Closing Working Capital Statement, the
Closing Operating Statement and the Purchase Price Adjustment shall be final and binding on the parties unless Parents object, by giving written notice within ninety (90) business days after Parents' receipt of the Closing Working Capital Statement and Closing Operating Statement, to any items presented therein, or to the computation of the Financial Adjustment, if any, Working Capital Adjustment, if any, or Pager Inventory Adjustment, if any. Prior to the expiration of such 90-business day period, Parents shall have the right to cause their accountants to conduct reasonable procedures specified by Parents with respect to the accounts and records of the Operating Companies in order to verify Buyer's calculations of the Financial Adjustment, if any, Working Capital Adjustment, if any, and Pager Inventory Adjustment, if any, and Parents and their accountants shall have full access to the books, records and personnel of Buyer and the Operating Companies during normal business hours.

                          (ii)    In the event of a dispute regarding any of
the Financial Adjustment, if any, Working Capital Adjustment, if any, or Pager Inventory Adjustment, if any, Buyer and Parents will use their reasonable efforts to resolve any such dispute. If Buyer and Parents do not resolve any such dispute within thirty (30) business days after receipt by Buyer of Parents' written notice of dispute, Buyer and Parents shall, within five (5) business days after the end of the thirty (30) business day period, submit any such unresolved dispute to a mutually acceptable accounting firm (the "Accountant") which firm shall, within thirty (30) business days of such submission, resolve such remaining dispute and such resolution shall be binding and conclusive upon the parties. If Buyer and Parents cannot agree on the Accountant within such five (5) business day period, an Accountant shall be appointed by AAA who shall be a partner in a major public accounting firm with at least 15 years of public accounting experience, proven technical accounting skills and substantial experience as an arbitrator in connection with disagreements of purchase price adjustments. The fees and expenses of the Accountant shall be shared equally by Buyer and Parents. If issues in dispute are submitted to the Accountant for resolution, each party will furnish to the Accountant such work papers and other documents and information relating to the disputed issues as the Accountant may request and are available to that party, and each party will be afforded the opportunity to present to the Accountant any material relating to the determination and to discuss the determination with the Accountant.

                 (g) The terms Net Revenue, Net Revenue Target, EBITDA, EBITDA Target, Net Revenue Multiple, and EBITDA Multiple shall have the meaning set forth in Schedule 4.2 (g).

         4.3     PAYMENT OF PURCHASE PRICE ADJUSTMENTS.

                 (a)      (i)     The Preferred Stock Consideration will be
reduced or increased, as the case may be, by one-half of the amount of the Financial Adjustment, if any (the "Preferred Stock Consideration Adjustment"); and

                          (ii)    the Cash Consideration will be reduced or
increased, as the case may be, by one-half of the amount of the Financial Adjustment, if any, and reduced by the amount of the Working Capital Adjustment, if any, and Pager Inventory Adjustment, if any (the "Cash Consideration Adjustment" and, together with the Preferred Stock Consideration Adjustment, the "Purchase Price Adjustment").

                 (b) After the final determination of the Financial Adjustment, if any, Working Capital Adjustment, if any, and Pager Inventory Adjustment, if any, pursuant to Section 4.2(f), the Purchase Price Adjustment shall be paid by the party owing such amount to the other party by the fifth business day following such final determination. Payment, with respect to the Cash Consideration Adjustment, shall be made by wire transfer of immediately available funds, and shall be accompanied by accrued interest from the Closing Date to the date of payment at an annual rate equal to the Prime Rate.
Payment, with respect to the Preferred Stock Consideration Adjustment, shall be made by issuance or cancellation, as the case may be, of Series C Preferred Stock with stated value equal to the Preferred Stock Consideration Adjustment. In the case of cancellation of Series C Preferred Stock, any Series C Preferred Stock paid as dividends on such canceled Series C Preferred Stock from the Closing Dates to the date of cancellation shall also be canceled and any cash paid as dividends on such canceled Series C Preferred Stock from the Closing Date to the date of cancellation shall be repaid by wire transfer of immediately available funds and shall be accompanied by accrued interest from the date of payment of the cash dividend to the date of repayment at an annual rate equal to the Prime Rate. Dividends on the Series C Preferred Stock issued pursuant to this section shall be deemed to accrue from the Closing Date. The term "Prime Rate" means the rate published in the "Money Rates" column of The Wall Street Journal as a guide to the Prime Rate, which is currently defined as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks. If a range is published, the average rate shall be the Prime Rate. The Prime Rate will increase or decrease each time and as of the date the Prime Rate changes.


                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         5.1     REPRESENTATIONS AND WARRANTIES OF PARENTS.

         To induce Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of Wireless and McCaw jointly and severally represents and warrants to the Buyer, as of the date hereof (unless another date or period of time is specifically stated herein for a representation or warranty), as follows:

                 5.1.1    Due Organization, Subsidiaries, Capital Stock.

                          (a)     Each of the Parents has all requisite
corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                          (b)     Each of the Operating Companies is a
corporation or limited partnership duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Operating Companies has all requisite corporate or partnership power and authority to own and operate the Business as it currently is being conducted and to own and lease the properties and assets owned or leased by it. Each of the Operating Companies is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the Business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                          (c)     Schedule 5.1.1 contains a list of all of the
Operating Companies, identifying each Operating Company's jurisdiction of organization, authorized and issued capital stock, stockholders and all jurisdictions in which such Operating Companies are authorized or qualified to do business. Except as set forth on Schedule 5.1.1, the Company has no direct or indirect subsidiaries. Except as set forth on Schedule 5.1.1, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a member of any joint venture, or partnership.

                          (d)     Parents have delivered to Buyer true,
complete and correct copies of the Articles of Incorporation and Bylaws (or comparable instruments) of each Operating Company. Such Articles of Incorporation and Bylaws (or comparable instruments) are collectively referred to as the "Charter Documents." None of the Operating Companies is in violation in any material respect of its Charter Documents. The minute books of the Operating Companies have been made available to Buyer and except as set forth in Schedule 5.1.1(d), are complete in all material respects.

                          (e)     All of the issued and outstanding shares of
the capital stock of the Operating Companies have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the stockholders in the amounts set forth on Schedule 5.1.1 free and clear of all Liens. All of the issued and outstanding shares of the capital stock of the Operating Companies were offered, issued, sold and delivered by the Operating Companies in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Operating Companies.

                          (f)     No option, warrant, call, subscription right,
conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate any of the Operating Companies to issue, sell or otherwise become outstanding any shares of capital stock. None of the Operating Companies has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Upon consummation of transactions contemplated hereby, Buyer will be the record and beneficial owner of all outstanding capital stock of the Company and rights to acquire capital stock of the Company.

                 5.1.2 Authorization and Validity of Agreement. The execution, delivery and performance by Parents of this Agreement and the other agreements, certificates, documents, and instruments contemplated hereby or referred to herein, and the consummation by them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Parents. This Agreement has been duly executed and delivered by each of the Parents and, assuming the due authorization, execution and delivery hereof by Buyer, is a legal, valid and binding obligation of each of the Parents, enforceable against them in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditor rights.

                 5.1.3 No Conflicts. Except as set forth on Schedule 5.1.3, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                          (a)     conflict with, or result in a breach or
violation of, the provisions of the charter or bylaws of either Parent or any of the Charter Documents;

                          (b)     conflict with, or result in a default (or
would constitute a default but for any requirement of notice or lapse of time or both) under or require notice under any material document, material agreement or other material instrument to which any Operating Company or either Parent is a party or by which any Operating Company or either Parent is bound (the "Third Party Contracts") or, require any third party consent, waiver or approval in order that any Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit (those consents set forth on Schedule 5.1.3 being referred to as "Third Party Consents");

                          (c)     result in the creation or imposition of any
Lien on any of the Operating Companies' properties pursuant to (i) any law or regulation to which any Operating Company or either Parent or any of their respective property is subject, or (ii) any judgment, order or decree to which any Operating Company or either Parent is bound or any of their respective property is subject;

                          (d)     result in termination or any material
impairment of any material License; or

                          (e)     violate any law, order, judgment, rule,
regulation, decree or ordinance to which any Operating Company or either Parent is subject or by which any Operating Company or either Parent is bound.

                 5.1.4    Licenses, Compliance with Law.

                          (a)     Except as otherwise indicated, the Operating
Companies are the holders of the Licenses issued by the FCC represented by the call signs listed on Schedule 5.1.4(a) and the other Licenses listed on
Schedule 5.1.4(a). The Licenses so listed constitute all of the Licenses issued or required by the FCC and any other governmental agency of the United States Government or any state or local government that are required for and/or used in and are material to the operation of the Business as currently conducted. Each of the Licenses so listed is in full force and effect and, except as disclosed on Schedule 5.1.4(a), Parents and Operating Companies are in compliance in all material respects with the terms and requirements thereof and all the Communications Laws and other governmental regulations pertaining thereto. There is not pending or, to Parents' Knowledge, threatened, any action, investigation, complaint or other proceeding by the FCC or any other governmental agency of the United States Government or any state or local government to revoke, cancel, suspend, modify in any material respect or refuse to renew any of the Licenses so listed (except such actions, investigations, complaints, or other proceedings which relate to the paging industry generally and do not relate to any specific Licenses). Except as set forth on Schedule 5.1.4(a), there is not issued, pending or, to Parents' Knowledge, threatened, any notice of violation or complaint by the FCC or any other governmental agency of the United States Government or any state or local government against either Parent or any Operating Company with respect to the Business or the transactions contemplated hereby, except violations or complaints that would not have a Material Adverse Effect.

                          (b)     Except as set forth on Schedule 5.1.4(b),
accurate and complete copies of all of the Licenses set forth on Schedule 5.1.4(a) have been delivered to Buyer. Accurate and complete copies of all of the Licenses granted by the FCC after the date hereof and prior to Closing, will be delivered to Buyer by Parents prior to the Closing Date. All of the Licenses previously delivered to Buyer contain and, upon delivery to the Buyer as provided above, the Licenses granted by the FCC after the date hereof and prior to Closing will contain, no defect which would cause a Material Adverse Effect. No present or former officer, manager, member or employee of either Parent or any Operating Company or any Affiliate thereof, or any other Person, owns material interest in any of the Licenses so listed.

                          (c)     Parents and Operating Companies have complied
with, and are in compliance with, all federal, state, county and local laws, regulations and orders that are applicable to the Business, including, but not limited to, the Communications Laws and the rules and regulations of the states and municipalities in which the Business is located, and have timely filed with the proper authorities all statements and reports required by the laws, regulations and orders to which Parents, Operating Companies and the Business are subject, except where noncompliance or failure to file would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a material default under, or a material breach or material violation of, or materially adversely affect the rights and benefits afforded by either Parent or any of the Operating Companies of, the Licenses.

                 5.1.5    Personal Property.

                          (a)     Schedule 5.1.5 sets forth a complete and
accurate list, in all material respects, of all system fixed assets and non-system fixed assets by category owned or leased by the Operating Companies' which assets were capitalized consistent with the Operating Companies' then current capitalization policy (the "Personal Property") including an indication as to which assets are currently owned, by either Parent or any Affiliate of either Parent (other than the Operating Companies). Other than the Personal Property, none of the Operating Companies owns or leases any single piece of Personal Property (excluding cash and accounts receivable) with a current net book value in excess of $50,000. Parents have made available to Buyer true, complete and correct copies, in all material respects, of all leases for material equipment.

                          (b)     All of the vehicles and other material,
machinery and equipment of the Operating Companies, including those listed on
Schedule 5.1.5, are in good working order and condition, ordinary wear and tear excepted, except to the extent that any such vehicles, material, machinery and equipment that could be repaired or replaced for an aggregate of no more than $100,000 so as to be in good working order and condition, ordinary wear and tear excepted. All leases for material Personal Property set forth on Schedule
5.1.5 are in full force
and effect and constitute valid and binding agreements of the Operating Companies, and none of the Operating Companies is in material breach of their terms.

                          (c)     The Operating Companies are the true and
lawful owner or lessee of the Personal Property and have good and marketable title to all of the owned Personal Property (subject, with respect to the Licenses, to procuring the consent of the FCC to the transfer or assignment of such Licenses) in each case, free and clear of any Lien other than (a) Liens for taxes not yet delinquent, (b) Liens set forth on Schedule 5.1.5, (c) purchase money security interests securing liabilities, and (d) Liens and defects in title that, together with the Permitted Real Property Liens, do not have a Material Adverse Effect (the Liens identified in clauses (a), (b), (c) and (d) above being herein referred to as "Permitted Personal Property Liens").

                 5.1.6    Taxes.

                          (a)     All material Tax Returns required to be filed
by or with respect to the Operating Companies (including Tax Returns of affiliated, combined, consolidated, unitary or similar groups that include any Operating Company (each an "Affiliated Group")) have been filed. All such Tax Returns are, to the extent that they relate to the Operating Companies, materially true, correct and complete.

                          (b)     All material amounts of Taxes owed by or with
respect to each Operating Company have been paid in full on a timely basis, whether or not shown on any Tax Return.

                          (c)     The amount of the liability of the Operating
Companies for unpaid Taxes on the Audited Financial Statements, other than those that are the liability of Parents under this Agreement, did not materially exceed the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Audited Financial Statements, and the amount of the liability of the Operating Companies for unpaid Taxes on the books and records of the Operating Companies, other than those that are the liability of Parents under this Agreement, do not materially exceed the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on such books and records.

                          (d)     Except as set forth on Schedule 5.1.6,  there
are no material Tax Proceedings presently pending with regard to any Tax Returns or Taxes of any of the Operating Companies or any Affiliated Group (except for Tax Returns or Taxes of an Affiliated Group to the extent that such proceedings relate solely to members of such Affiliated Group other than the Operating Companies), and to Parents' Knowledge no notice has been received from any governmental authority of the expected commencement of such a Tax Proceeding.

                          (e)     Except as set forth on Schedule 5.1.6, there
are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by or with respect to any of the Operating Companies, and no extensions of time within which to file a Tax Return have been requested for any Tax Return which has not yet been filed.

                          (f)     Each of the Operating Companies has withheld
and paid over to the proper governmental authorities all material amounts of Taxes required to have been withheld and paid over, and has complied with all material information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                          (g)     To the best of Parents' Knowledge, there are
no Liens on any of the assets of the Operating Companies, or on the 50/50 License, relating or attributable to Taxes, except for Liens for Taxes not yet due and payable.

                          (h)     Parents have delivered to Buyer materially
complete and correct copies of all U.S. federal income Tax Returns filed by or with respect to the Operating Companies (or if such U.S. federal income Tax Returns are filed by an Affiliated Group, pro forma versions of such U.S. federal income Tax Returns reflecting all items relating to the Operating Companies) for Taxable periods ending after December 31, 1994. Schedules showing adjustments to the amortizable Tax basis of intangible assets, as adjusted pursuant to the Internal Revenue Service Intangible Settlement Program, have also been provided to Buyer. The U.S. federal income Tax Returns, in conjunction with the Intangible Settlement schedules, contain materially accurate and complete descriptions of each Operating Company's basis in its depreciable and amortizable assets. Any adjustments to the basis of the assets, as reflected on the U.S. federal income Tax Returns, will be provided to Buyer within forty-five (45) days of the Closing Date.

                          (i)     None of the Operating Companies is, or has at
any time been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                          (j)     No election or consent under section 341 of
the Code has been made with respect to any of the Operating Companies or with respect to any of the assets of any of the Operating Companies.

                          (k)     None of the assets of any of the Operating
Companies is "tax exempt use property" within the meaning of section 168(f)(8) of the Code.

                          (l)     None of the Operating Companies has made any
payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code.

                          (m)     Schedule 5.1.6(m)(i) contains accurate and
complete descriptions of (i) each Operating Company's basis in its assets; (ii) the material amount of any separate filing state net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each Operating Company as of December 31, 1997; and (iii) tax elections affecting each Operating Company. Except as set forth on Schedule 5.1.6(m)(ii), no Operating Company has any material net operating losses or other tax attributes presently subject to limitation under Code sections 382, 383, or 384, or the federal consolidated return regulations. Schedule 5.1.6(m)(i) and (ii) will be provided to Buyer with forty-five (45) days after the Closing Date.

                          (n)     None of the Operating Companies will be
required to include any adjustment increasing taxable income for any Tax period or portion thereof that ends after the Closing Date under Section 481(c) of the Code (or any similar provision of state, local or foreign law) as a result of a change in method of accounting for a Tax period ending prior to the Closing Date or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of any of the Operating Companies for any Tax period ending prior to the Closing Date.

                          (o)     For purposes of this Agreement:

                                  (i)      "Tax" (including with correlative
meaning the terms "Taxes" and "Taxable") means (a) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any Liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes;

                                  (ii)     "Tax Proceeding" means any audit,
examination, claim or other administrative or judicial proceeding relating to Taxes or Tax Returns; and

                                  (iii)    "Tax Return" means any return
(including any information return), report, statement, schedule, notice, form, estimate, or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

                 5.1.7 Litigation. Except as described on Schedule 5.1.7, there are no material claims, actions, suits, proceedings or governmental investigations (collectively, "Litigation") pending or, to the Parents' Knowledge, threatened against the Operating Companies or the Business. None of the Operating Companies is in violation, in any material respect, of any term of any judgment, decree, injunction or order outstanding against it.

                 5.1.8 Insurance. Schedule 5.1.8 sets forth the Insurance maintained by the Operating Companies with respect to the Business, and the Operating Companies are in compliance with all material requirements and provisions thereof.

                 5.1.9    Assets.   The assets of the Operating Companies,
together with the rights to be provided to Buyer pursuant to the Ancillary Agreements to be entered into at the Closing, shall represent all assets reasonably necessary to the conduct of the Business as currently conducted by the Operating Companies.

                 5.1.10   [Intentionally Omitted.]

                 5.1.11   Financial Statements, Books and Records.

                          (a)     Attached hereto as Schedule 5.1.11 are true
and complete copies of the audited balance sheet of the Operating Companies as of December 31, 1997 and the related consolidated statement of operations for the fiscal year ending December 31, 1997 (collectively, including the notes thereto, the "Audited Financial Statements"). The Audited Financial Statements have been prepared in accordance with the books and records of the Operating Companies and present fairly, in all material respects, the financial position and the results of operations of the Operating Companies as of the dates or for the periods set forth therein. The Audited Financial Statements have been prepared in accordance with GAAP, consistently applied, except for the variations set forth on Schedule 5.1.11.

                          (b)     None of the Operating Companies has
maintained any bank account, or used any corporate funds except for bank accounts, and funds which have been and are reflected in its normally maintained books and records.

                 5.1.12   Real Property.

                          (a)     Schedule 5.1.12 contains a complete and
accurate description of all Real Property (including street address, legal description (where known), owner, and use thereof). Schedule 5.1.12 indicates whether the Real Property is owned ("Owned Real Property") or leased or licensed ("Licensed Real Property"). Schedule 5.1.12 also specifies those premises which are now owned or leased by Parents, portions of which are occupied or used for collocated offices and retail locations, collocated terminals and collocated transmitters by Operating Companies and, as to such portions of the premises occupied or used for collocated offices and retail locations, collocated terminals and collocated transmitters, leasehold, subleasehold or license interests will be created and granted by Parents to Operating Companies prior to the Closing or to Buyer at the Closing by (i) site licenses under the Terminal Access Agreement which is attached hereto as
Exhibit 5.1.12(a)(i); (ii) leases or subleases under Shared Transmitter Sites Agreement which is attached hereto as Exhibit 5.1.12(a)(ii); and (iii) leases or subleases under the Shared Office Space Agreement which is attached hereto as Exhibit 5.1.12(a)(iii) (the Shared Transmitter Sites Agreement, the Terminal Access Agreement and the Shared Office Space Agreement are collectively referred to as the "Property Transition Agreements"). Schedule 5.1.12 also specifies those leasehold interests in real estate that are now held by Operating Companies which Operating Companies reserve the right to assign to Parents (or affiliates of Parents) prior to Closing, and those fee title interests in real estate now owned by Operating Companies which Operating Companies reserve the right to convey to Parents (or affiliates of Parents) prior to Closing. The Real Property listed on Schedule 5.1.12 includes all interests in real property necessary to conduct the Business.

                          (b)     Except as otherwise disclosed on Schedule
5.1.12 and in the site licenses under Terminal Access Agreement, leases or subleases under the Shared Transmitter Sites Agreement, and leases or subleases under the Shared Office Space Agreement:

                                  (i)      The Operating Companies have good
and marketable undivided and insurable title to the Owned Real Property free and clear of any claims, liabilities, security interests, mortgages, liens, defects in title, pledges, conditions, charges, covenants, easements, restrictions, encroachments, leases or encumbrances of any nature ("Encumbrances") other than (A) liens for current taxes not yet due and payable, (B) easements, covenants, conditions, restrictions, and title defects that, together with the Permitted Personal Property Liens, do not have a Material Adverse Effect or that have been disclosed on Schedule 5.1.12, and (C) liens securing indebtedness for borrowed money that Buyer or one of its Affiliates shall elect at Closing to assume, as set forth on Schedule 5.1.12 (collectively, "Permitted Real Property Liens").

                                  (ii)     The legal descriptions for the Owned
Real Property contained in the respective deeds thereof describe the properties fully and adequately. All structures, facilities and improvements to the Owned Real Property ("Structures") are located within the boundary lines of the Owned Real Property and no structures, facilities or other improvements on any parcel adjacent to the Owned Real Property encroach onto any portion of the Owned Real Property except where any such encroachments, together with the Permitted Real Property Liens and the Permitted Personal Property Liens, do not have a Material Adverse Effect. The Structures do not encroach on any easement which burdens any portion of the Owned Real Property, and none of the Owned Real Property serves any adjacent parcel for any purpose inconsistent with the use of the Owned Real Property except where any such encroachment and or such burden benefiting any adjacent parcel, together with the Permitted Real Property Liens and the Permitted Personal Property Liens, does not have a Material Adverse Effect.

                                  (iii)    The Operating Companies have valid
rights of ingress and egress to and from all Owned Real Property from and to the public street systems for road and utility purposes.

                                  (iv)     All structures and all structural,
mechanical and other physical systems thereof that constitute part of the Owned Real Property and all structures and all structural, mechanical and other physical systems thereof that constitute those parts of the Leased Real Property which the Operating Companies are obligated to maintain, repair or replace pursuant to the provisions of the applicable lease agreements or license agreements, including but not limited to the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facility included therein, and other material items at the Real Property (collectively, the "Tangible Assets"), are free of defects and in good operating condition and repair. For purposes of this Section, a defect shall mean a condition relating to the structures or any structural, mechanical or physical system which requires an expenditure of more than $100,000 to correct. No maintenance or repair to the Owned Real Property, Structures or any Tangible Asset has been unreasonably deferred. There is no water, chemical or gaseous seepage, diffusion or other intrusion into said buildings, including any subterranean portions, that would impair beneficial use of the Owned Real Property, Structures or any Tangible Asset.

                                  (v)      All water, sewer, gas, electric,
telephone and drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Owned Real Property in the conduct of the Business are installed to the property lines of the Owned Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are fully operable and are adequate to service the Owned Real Property in the operation of the Business and to permit full compliance with the requirements of all laws in the operation of such business except where any impairment of such utility services, together with the Permitted Real Property Liens and the Permitted Personal Property Liens, does not have a Material Adverse Effect. No fact or condition exists which could result in the termination or material reduction of access from the Real Property to roads or to sewer or other utility services serving the Real Property except where any impairment of such access, together with the Permitted Real Property Liens and the Permitted Personal Property Liens, does not have a Material Adverse Effect.

                                  (vi)     The Real Property and all present
uses and operations of the Real Property comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property but the foregoing representation and warranty shall not apply to any condition of non-compliance which requires the expenditure of less than $100,000 to correct or cure. The Operating Companies have obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Real Property but the foregoing representation and warranty shall not apply to any approval, certificate of use and occupancy, license or permit which requires the expenditure of less than $100,000 to obtain.

                                  (vii)    Except as set forth on the surveys
previously made available to Buyer, none of the Structures, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, or the conduct of the Business, violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other Encumbrance or restriction affecting such Owned Real Property except where any such violation or encroachment, together with the Permitted Real Property Liens and the Permitted Personal Property Liens, does not have a Material Adverse Effect.

                                  (viii)   There are no pending or, to the
Parents' Knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property or any other matters which would have a Material Adverse Effect.

                                  (ix)     There are no parties other than the
Operating Companies in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

                                  (x)      There are no outstanding options or
rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein. None of the Operating Companies has transferred any air rights or development rights relating to the Owned Real Property.

                                  (xi)     There are no service contracts or
other agreements relating to the use or operation of the Real Property that constitute Encumbrances.

                                  (xii)    Use of any portion of the Owned Real
Property to conduct the Business will not violate any requirement of the United States Corps of Engineers or Laws relating to any flood plain, flood plain district, flood hazard area, or area of similar characterization or wetlands areas, but the foregoing representation and warranty shall not apply to any violation which requires the expenditure of less than $100,000 to correct or cure.

                                  (xiii)   All real property taxes and
assessments that are due and payable with respect to the Real Property have been paid or will be paid at or prior to Closing.

                                  (xiv)    All oral or written leases,
subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which any of the Operating Companies leases from any other party any real property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. Parents have provided Buyer with access to true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Operating Companies' interests thereunder are free of all Liens.

                                  (xv)     Except as set forth in Schedule
5.1.12, none of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

                 5.1.13   Environmental Matters.

                 Other than as set forth on Schedule 5.1.13:

                          (a)     Hazardous Material.  No underground storage
tanks and no amount of any substance that has been designated by any Governmental Entity or Environmental Law or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in amounts that either violate or reasonably could be expected to give rise to Liability under applicable Environmental Laws in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any Operating Company has at any time owned, operated, occupied or leased.

                          (b)     Hazardous Materials Activities.  None of the
Operating Companies have transported, stored, used, manufactured, disposed of or released, or exposed their employees or others to, Hazardous Materials in violation of any law in effect prior to or as of the Closing Date, nor has any Operating Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                          (c)     Permits.  The Operating Companies currently
hold in full force and effect all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Hazardous Material Activities and other activities of the Operating Companies as such activities are currently being conducted. The Operating Companies (A) are in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) are in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder including, but not limited to, the Resource Conservation and Recovery Act of 1976, U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Toxic Substances Control Act, the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., and any substantially similar state and local environmental laws and common law principles of tort liability (collectively, as may be amended from time to time prior to the Closing, the "Environmental Laws"). To the Parents' Knowledge, there are no circumstances that may prevent or interfere with such compliance in the future.

                          (d)     Environmental Liabilities.  No action,
proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parents' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Material Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that would be expected to involve the Operating Companies (or any person or entity whose liability the Operating Companies have retained or assumed, either by contract or operation of law) in any litigation under the Environmental Laws, or impose upon the Operating Companies (or any person or entity whose liability the Operating Companies have retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

                 5.1.14   Contracts.

                          (a)     Schedule 5.1.14(a) lists all currently
effective written contracts or arrangements, or in the case of (viii) below, oral contracts or arrangements (collectively, the "Contracts") to which any Operating Company is a party and which:

                                  (i)      relate to a reseller contract
involving more than 500 paging units or a direct contract involving more than 500 paging units;

                                  (ii)     provide for the Operating Companies
to resell the services of third parties and pursuant to which the Operating Companies purchased at least $30,000 of services in the first three months of calendar year 1998;

                                  (iii)    require the payment by any Operating
Company after the date hereof of more than $100,000;

                                  (iv)     cannot be terminated by an Operating
Company within one year after the Closing Date without incurring any cost in excess of $25,000 individually or $100,000 in the aggregate;

                                  (v)      are financing documents for borrowed
money;

                                  (vi)     are for the purchase, sale or
license of goods or services not in the ordinary course of business consistent with past practice;

                                  (vii)    relate to the provision of products
or services between the Operating Companies and Parents after the Closing; or

                                  (viii)   oral contracts or arrangements which
require the payment by any of the Operating Companies of $50,000 or more annually or $200,000 in the aggregate after the date hereof.

True and complete copies of all such written contracts have been provided to the Buyer or its counsel.

                          (b)     None of the Operating Companies or, to the
Parents' Knowledge, any other party to any Contract is in material default in the performance of, or is not in material compliance with any material provision of, any Contract relating to the Business. The Operating Companies have no intention, and Parents have no knowledge of any intention by any other party, not to perform in all material respects its obligations under any Contract.

                 5.1.15   Liabilities and Obligations.

                          (a)     None of the Operating Companies is liable for
or subject to any Liabilities except for:

                                  (i)      those Liabilities reflected on the
Audited Financial Statements or disclosed on the Schedules hereto;

                                  (ii)     those Liabilities arising in the
ordinary course of the Business consistent with past practice; and

                                  (iii)    those Liabilities for which Parents
will indemnify Buyer fully.

                          (b)     As of the Closing Date, none of the Operating
Companies will be liable to Parents or their Affiliates for any advances or notes payable (as defined in the Audited Financial Statements).

                          (c)     Schedule 5.1.15(c) includes a summary
description of 1998 budgeted Operating Company capital expenditures for projects currently in progress and which, if pursued after the Closing Date, are budgeted to require any additional expenditures of capital after the Closing.

                 5.1.16   Labor Matters and Employee Plans.

                          (a)     Benefit Plans; ERISA.  All Benefit Plans are
listed in Schedule 5.1.16(a), and a summary of each Benefit Plan, including, where applicable, a summary plan description, has been delivered or made available to Buyers. Except as disclosed in Schedule 5.1.16(a):

                                  (i)      to Parents' Knowledge, each Benefit
Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                                  (ii)     no Benefit Plan is a "defined
benefit plan" within the meaning of section 414(j) of the Code, other than a Benefit Plan described in section 401(a)(1) of ERISA;

                                  (iii)    no Benefit Plan is a multiemployer
plan, and the Parents and/or Operating Companies have never sponsored or maintained a multiemployer plan covering Operating Company employees, within the meaning of section 3(37) of ERISA;

                                  (iv)     no direct, contingent or secondary
liability has been incurred or is expected to be incurred by Parents and/or Operating Companies under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate which could be expected to result in any liability to the Buyer;

                                  (v)      neither Parents nor Operating
Companies have any knowledge of any investigation, proceedings, administrative review or other administrative process which could result in imposition on Buyer or Operating Companies of any penalty or other assessment in connection with any of the Benefit Plans listed in Schedule 5.1.16(a);

                                  (vi)     all Benefit Plans are sponsored by
Wireless and neither McCaw nor any Operating Company sponsors any Benefit Plan;

                                  (vii)    the Operating Companies have not
incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                                  (viii)   no benefit under any Benefit Plan
for which the Operating Companies or the Buyer would be liable, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement ;

                                  (ix)     neither the Parents nor the
Operating Companies have any post retirement benefit obligations, within the meaning of, and determined in accordance with, FAS 106 with respect to Operating Company employees;

                                  (x)      no suit, actions or other litigation
(excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of Parents and/or Operating Companies, threatened against or with respect to any Benefit Plan affecting the benefits of Operating Company employees, and there are no facts or circumstances known to Parents and/or Operating Companies that could reasonably be expected to give rise to any such suit, action or other litigation; and

                                  (xi)     all contributions to Benefit Plans
that were required to be made under such Benefit Plans with respect to Operating Company employees have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 5.1.16(a), and Parents and Operating Companies have performed all material obligations required to be performed under all Benefit Plans.

                          (b)     Labor and Employee Matters.

                                  (i)      Schedule 5.1.16(b)(i) hereto lists
separately the job title, location, annual base wages, targeted commissions (if applicable), targeted performance bonus (if applicable), accrued vacation hours, date of hire, status (i.e. on leave or active; type of leave) of all employees of each Operating Company.

                                  (ii)     Schedule 5.1.16(b)(ii) hereto lists
separately the names and locations of the principal offices of each contractor or independent contractor that provides workers to perform services for Operating Companies at Operating Companies' U.S. premises and with respect to each, the number of its personnel and a description of the services being performed.

                                  (iii)    To Parents' Knowledge, each
Operating Company is in material compliance with all applicable laws respecting labor, employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws respecting minimum wage and overtime payments, child labor, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; and no sex, age, disability, gender, race, religious, or other discrimination claim is pending against Parents and/or Operating Companies except as set forth on Schedule 5.1.16(b)(iii). No complaint or grievance against Parents and/or Operating Companies is pending or, to the best of the knowledge of Parents and/or Operating Companies, threatened, before any labor relations board or comparable governmental authority or entity with respect to the business other than as set forth on Schedule 5.1.16(b)(iii).

                                  (iv)     Other than as set forth on Schedule
5.1.16(b)(iv), no employee of any Operating Company has any agreement as to length or terms of notice required to terminate his or her employment, or the circumstances under which employment may be terminated, other than such as results by law from the employment of an employee without an expressed or implied employment agreement.

                                  (v)      Other than as set forth on Schedule
5.1.16(b)(v), all vacation pay (including all banked vacation pay),bonuses, commissions and other employee benefit payments are reflected and have been accrued and reflected on the Audited Financial Statements.

                                  (vi)     No payments have been made or
authorized since December 31, 1997 by any Operating Company to its officers, directors, former directors, shareholders or employees or to any person not dealing at arm's length with any of the foregoing, except in the ordinary course of the business and in accordance with past practices and at the regular rate payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

                                  (vii)    The employees of Operating Companies
are not represented by any labor union or association and no collective bargaining agreement is binding and in force against Parents or Operating Companies; no collective bargaining agreement, or any part thereof, or any other agreement with a labor union that is binding upon any Affiliate of Parents or of Operating Companies will, in any way be binding upon Operating Companies or expose Operating Companies to liability of any type relating to such agreement or agreements after the Closing Date; no collective bargaining agreement is currently being negotiated or is required to be negotiated by Parents or Operating Companies with respect to any employees of Operating Companies. No union or association representation question or demand for recognition or representation exists respecting the employees of Operating Companies. There is not now, nor within the past three years has there been, any labor or association picketing, boycotting, handbilling, strike, dispute, lockout, work slowdown or work stoppage pending or involving or, to the best of the knowledge of Parents or Operating Companies, threatened against or directly affecting the Operating Companies, except as set forth in Schedule 5.1.16(b)(vii).

                                  (viii)   Except as set forth in Schedule
5.1.16(b)(viii), no labor or association representation organization effort exists, nor to Parents' Knowledge has there been any such activity within the past three years.

                                  (ix)     Except as set forth in Schedule
5.1.16(b)(ix), no litigation, administrative proceeding, mediation or arbitration proceeding arising out of employment with the Operating Companies is pending, and no claims therefor exist or have been threatened.

                                  (x)      The Operating Companies have fully
and accurately reported the compensation of all persons classified by the Operating Companies as independent contractors on IRS forms 1099 when required to do so.

                          (c)     As used in this Agreement, the following
terms have the meanings set forth below.

                                  (i)      "Benefit Plan" means any Plan,
existing at the Closing Date or prior thereto, established or to which contributions have at any time prior to the Closing Date been made by Parents or Operating Company, or any predecessor of any of the foregoing, for the benefit of any employee, former employee, director, agent or independent contractor of the Messaging Division or any Operating Company or any beneficiary thereof, on the day prior to the Closing Date.

                                  (ii)     "ERISA" means the Employee
Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                                  (iii)    "ERISA Affiliate" means any Person
who is, or at any time was, a member of a controlled group (within the meaning of section 412(n)(6) of the Code) that includes, or at any time included, one or more of the Parents or Operating Companies, or any predecessor of any of the foregoing.

                                  (iv)     "Multiemployer Plan" means a
multiemployer plan within the meaning of section 4001(a)(3) of ERISA with respect to which one or more of the Parents and/or Operating Companies or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under section 4201 of ERISA.

                                  (v)      "Plan" means any bonus, incentive
compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of section 3(3) of ERISA.

                 5.1.17   [Intentionally Omitted.]

                 5.1.18   Transactions with Affiliates.  Except as set forth on
Schedule 5.1.18, since January 1, 1997, there have been no transactions, contracts or agreements ("Affiliated Transactions") of any kind relating to the Business in excess of $100,000 between the Operating Companies and any Affiliate of the Operating Companies.

                 5.1.19 Absence of Certain Changes or Events. Since December 31, 1997, except as set forth on Schedule 5.1.19, the Business has been operated only in the ordinary course (except as expressly contemplated by this Agreement), and there has not been any:

                          (a)     Material Adverse Change;

                          (b)     sale, assignment or transfer, other than in
the ordinary course of business and consistent with past practice, of any assets which are material, individually or in the aggregate, to the Business;

                          (c)     acquisition by merger, consolidation with,
purchase of substantially all of the assets or capital stock of, or any other acquisition of any material assets or business of, any corporation, partnership, association or other business organization or division thereof;

                          (d)     change in accounting methods or practices by
the Operating Companies, except as required by GAAP;

                          (e)     entry into, or termination, amendment or
modification of, any contract, agreement, commitment, transactions, License, permit or other instrument (including, without limitation, any borrowing, capital expenditure, capital contribution or capital financing) which is or was material to the Business other than in the ordinary course of business consistent with past practices;

                          (f)     any action taken by either Parent or any
Operating Company that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 6.7;

                          (g)     creation, amendment or termination of a
Benefit Plan;

                          (h)     other than in the ordinary course of business
consistent with past practices, increase, or obligation to increase or enhance, the rate of wages, salaries, bonuses or other remuneration, or other benefits payable to any of its officers, directors or employees, or initiation of new benefit programs or policies beyond those disclosed in Schedule 5.1.19, or grant of any severance or termination pay, or entry into any employment agreement or other agreement (written or oral) with any officers, directors or employees;

                          (i)     labor union or association organizing,
strike, lockout, work slowdown or stoppage, or petition for election or demand for recognition or representation;

                          (j)     recognition of a labor union or association
as the lawful representative for collective bargaining for current employees;

                          (k)     entry into any collective bargaining
negotiations or agreements or other negotiations with a labor union or association;

                          (l)     bonus or profit sharing distribution or
similar payment of any kind except as may be required by the terms of any Benefit Plan or material contract or Parents' or Operating Companies' policy in respect of discretionary bonuses; or

                          (m)     agreement or authorization by Parents or
Operating Companies to do any of the foregoing.

                 5.1.20   Government Contracts.

                          (a)     To the Parents' Knowledge, none of the
Operating Companies has been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, has any suspension or debarment action been threatened or commenced. There is no valid basis for any

Operating Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

                          (b)      Except as set forth in Schedule 5.1.20, to
Parents' Knowledge, none of the Operating Companies has been, nor is any now being, audited, investigated or subject to an employment practice related contract compliance review, by any government agency or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor has any such audit or investigation been threatened.

                          (c)     To the Parents' Knowledge, each of the
Operating Companies' government contracts has been properly issued, awarded or novated to the Operating Companies in the Operating Companies' name.

                 5.1.21   Intellectual Property.

                          (a)     The Operating Companies do not own any Marks
registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country. For purposes of this Section 5.1.21, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Operating Companies, including any registration or application for registration of any trademarks and services marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Operating Companies, and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Operating Companies in the United States or any foreign country.

                          (b)     The Operating Companies do not own any Patent
or Copyright registrations. For purposes of this Section 5.1.21, the term "Patent" shall mean any United States or foreign patent to which the Operating Companies have title as of the date of this Agreement, as well as any application for a United States or foreign patent filed by the Operating Companies as of the date of this Agreement, the term "Copyright" shall mean any United States or foreign copyright owned by the Operating Companies as of the date of this Agreement, including any registration of copyrights, in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Operating Companies as of the date of this Agreement.

                          (c)     The execution and delivery of this Agreement
by the Operating Companies will not infringe upon any Mark, Patent or Copyright of any third party ("Third Party Intellectual Property"). The Operating Companies are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any material Third Party Intellectual Property license, sublicense or agreement. Except as set forth on Schedule 5.1.21, no claims with respect to Third Party Intellectual Property are currently pending or, to Parents' Knowledge, are threatened by any Person, nor, to Parents' Knowledge, do any grounds for any claims exist: (i) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the

Operating Companies infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Operating Companies of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted by the Operating Companies; or (iii) challenging the Operating Companies' license or legally enforceable right to use of the Third Party Intellectual Property. None of the Operating Companies has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, or copyrights and which has not been finally terminated.

                 5.1.22   [Intentionally Omitted.]

                 5.1.23 Year 2000 Compliance. The Operating Companies have performed the testing as described on Schedule 5.1.23, which includes all material software and computer systems used in the Business. To the extent that such testing indicated that the Operating Companies' software or computer systems are not Year 2000 Compliant, such software and/or computer systems were modified or will be modified prior to Closing so that they are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means that the Operating Companies' software or computer systems receive, record, store, process, route, transfer or present calendar dates and any related information falling on or after January 1, 2000 with similar functionality, in all material respects, as such software or computer systems perform such functions for calendar dates and related information falling prior to January 1, 2000.

                 5.1.24 Series C Preferred Stock. McCaw is acquiring the Series C Preferred Stock hereunder without a present intention of resale or distribution in violation of the Securities Act of 1933, as amended (the "Securities Act"), and shall not sell or otherwise transfer such Series C Preferred Stock except when such sale or transfer is made in compliance with the Securities Act and all applicable state laws.

                 5.1.25 Accounts Receivable. Attached as Schedule 5.1.25 is a complete and accurate list, as of a date not more than twelve (12) business days prior to the date hereof, of the accounts and notes receivable of the Operating Companies (including without limitation receivables from and advances to employees and stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and have been executed on terms consistent with past practices of the Business.

         5.2     REPRESENTATIONS AND WARRANTIES OF BUYER.

         To induce Parents to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Parents, as of the date hereof (unless another date or period of time for a representation or warranty is specifically stated herein), as follows:

                 5.2.1 Qualification of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own and operate its business as it currently is being conducted, to own and lease the properties and assets owned or leased by it and to enter into this Agreement and perform the obligations hereunder. Buyer is licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so qualified or licensed would or would be reasonably likely to have a material adverse effect to the business, results of operations, properties, financial condition, assets and liabilities of the Buyer and its subsidiaries, taken as a whole (a "Buyer Material Adverse Effect" or "Buyer Material Adverse Change").

                 5.2.2 Authorization and Validity of Agreement. The execution, delivery and performance by Buyer of this Agreement and the other agreements, certificates, documents and instruments contemplated hereby or referred to herein, the filing of the Series C Certificate of Designation, the issuance of the Series C Preferred Stock and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution, and delivery hereof by the Parents, is a legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms, except as and to the extent such enforceability may be subject to bankruptcy or similar laws affecting creditors rights.

                 5.2.3 No Conflicts. Except as set forth on Schedule 5.2.3, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

                          (a)     conflict with, or result in a breach or
violation of, the provisions of the charter or bylaws of the Buyer;

                          (b)     conflict with, or result in a default (or
would constitute a default but for any requirement of notice or lapse of time or both) under or require notice under any material document, material agreement or other material instrument to which Buyer is a party or by which Buyer is bound (the "Buyer Third Party Contracts") or, require any third party consent, waiver or approval in order that any Buyer Third Party Contract remain in effect without material modification after the Closing Date and without giving rise to any right to termination, cancellation, acceleration or loss of any material right or benefit;

                          (c)     result in the creation or imposition of any
Lien, on the Buyer's properties pursuant to (i) any law or regulation to which Buyer or any of its property is subject, or (ii) any judgment, order or decree to which Buyer is bound or any its property is subject;

                          (d)     result in termination or any material
impairment of any material license held by Buyer; or

                          (e)     violate any law, order, judgment, rule,
regulation, decree or ordinance to which Buyer is subject or bound.

                 5.2.4    Licenses, Compliance with Law.

                          (a)     Buyer holds all licenses issued or required
by the FCC and any other governmental agency of the United States Government or any state or local government that are required for an/or used in and are material to the operation of Buyer's business as currently conducted. Each of Buyer's material licenses is in full force and effect, and Buyer is in compliance in all material respects with the terms and requirements of the material licenses used in the operation of its business as currently conducted and all the Communications Laws and other governmental regulations pertaining thereto. There is not pending or, to Buyer's Knowledge, threatened, any action, investigation, complaint or other proceeding by the FCC, or any other governmental agency of the United States Government or any state or local government to revoke, cancel, suspend, modify in any material respect or refuse to renew, any of the material licenses used in the operation of its business as currently conducted (except such actions, investigations, complaints, or other proceedings which relate to the paging industry generally and do not relate to any specific licenses). Except as set forth on Schedule 5.2.4(a), there is not issued, pending or, to Buyer's Knowledge, threatened, any notice of violation or complaint by the FCC or any other governmental agency of the United States Government or any state or local government against Buyer with respect to the Buyer's business or the transactions contemplated hereby, except violations or complaints that would not have a Buyer Material Adverse Effect.

                          (b)     All of Buyer's existing licenses contain, and
Buyer's licenses granted by the FCC after the date hereof and prior to Closing will contain, no defects which would cause a Buyer Material Adverse Effect. No present or former officer, manager, member or employee of Buyer or any Affiliate thereof, or any other Person, owns material interest in any of Buyer's material licenses.

                          (c)     Buyer has complied with, and are in
compliance with, all federal, state, county and local laws, regulations and orders that are applicable to Buyer's business, including, but not limited to the Communications Laws and the rules and regulations of the state and municipalities in which Buyer's business is located, and have timely filed with proper authorities all statements and reports required by the laws, regulations and orders to which Buyer and Buyer's business are subject, except where noncompliance or failure to file would not have a Buyer Material Adverse Effect. The transactions contemplated by this Agreement will not result in a material default under, or a material breach or material violation of, or materially adversely affect the rights and benefits afforded Buyer, of Buyer's material licenses.

                 5.2.5 Financial Capabilities. Buyer has the financial ability to consummate the transactions contemplated hereby, and has uncommitted cash or cash equivalents or commitments from financial institutions or its shareholders for funds in amounts equal to or greater than the Cash Consideration.

                 5.2.6 Capital Stock of Buyer. The duly authorized capital stock of Buyer consists of 80,000,000 shares of common stock, par value $.01 per share, ("Metrocall Common Stock") and 1,000,000 shares of preferred stock, par value $.01 per share ("Metrocall Preferred Stock"). As of May 15, 1998, 197,206 shares of Metrocall Preferred Stock were issued and outstanding and 40,866,548 shares of Metrocall Common Stock were issued and outstanding. Since May 15, 1998, no Metrocall Common Stock has been issued except pursuant to Buyer's stock option plans and no Metrocall Preferred Stock has been issued. All of the issued and outstanding shares of capital stock of Buyer have been duly and validly issued and are fully paid and nonassessable. Except pursuant to Buyer's stock option plans or as disclosed in the SEC Filings (as hereinafter defined) or as set forth on Schedule 5.2.6, there are no outstanding options, warrants or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of Buyer.

                 5.2.7 Financial Statements and Reports. Buyer has furnished Parents copies of (i) Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and (ii) all other reports, statements and registration statements filed by Buyer with the Securities and Exchange Commission ("SEC") since January 1, 1998 (collectively, the "SEC Filings").
The SEC Filings were prepared and filed in accordance with the rules and regulations of the SEC. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Filings were prepared in accordance with GAAP as in effect from time to time applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of Buyer as of the dates and for the periods indicated, subject, in the case of interim financial statements, to normal year end audit adjustments. Since December 31, 1997, (a) Buyer has conducted its business in a manner consistent with prior practice and in the ordinary course, and (b) there has not been any Buyer Material Adverse Change.

                 5.2.8 Metrocall Preferred Stock. The Metrocall Preferred Stock to be issued to McCaw pursuant to the Series C Preferred Stock, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any preemptive rights or Liens.

                 5.2.9 Spectrum Caps. Except as set forth on Schedule 5.2.9, the Buyer has no attributable interests in CMRS spectrum in the broadband PCS, cellular or SMR services which is subject to the CMRS spectrum aggregation limit in Section 20.6 of the FCC's rules. Schedule 5.2.9 lists all narrowband PCS licenses in which the Buyer has an attributable interest or is considered a narrowband PCS licensee determined pursuant to applicable FCC's rules.





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

                                   ARTICLE 6
                            CONDUCT PRIOR TO CLOSING

         6.1     FILING OF ASSIGNMENT APPLICATIONS.

         As soon as practicable, Buyer, Parents and Operating Companies shall join in and file the Assignment Applications with the FCC and any similar applications required by other agencies. The parties will cooperate and use reasonable efforts to prosecute such applications diligently and expeditiously to a favorable conclusion. The Parents, Operating Companies and Buyer mutually agree to provide, in a timely manner, whatever additional information the FCC or other agency may request in processing such applications.

         6.2     ANTITRUST LAWS AND PARENTS.

         Parents will, or will cause their "ultimate parent" to, timely and promptly make all filings which are required under the HSR Act. Parents will furnish to Buyer such information and assistance as Buyer may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Parents will supply Buyer with a copy of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between Parents or their "ultimate parent" or their respective representatives, on the one hand, and the FTC, the DOJ or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby to the extent that any such correspondence, filing, communication or memorandum is required by Buyer to meet its obligations under the HSR Act.

         6.3     ANTITRUST LAWS AND BUYER.

         Buyer will timely and promptly make all filings which are required under the HSR Act. Buyer will furnish to Parents such information and assistance as Parents may reasonably request in connection with their preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Buyer will supply Parents with a copy of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between Buyer or its representatives, on the one hand, and the FTC, the DOJ or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby to the extent that any such correspondence, filing, communication or memorandum is required by Parents to meet their obligations under the HSR Act.

         6.4     ACCESS TO INFORMATION CONCERNING BUSINESS.

         Prior to the Closing Date, subject to compliance with Laws (including, without limitation, not providing competitively sensitive information concerning the Business) and any confidentiality restrictions, Parents shall, upon reasonable request, afford to Buyer, its counsel, accountants and other authorized representatives, reasonable access during normal business hours to all plants, properties, books, accounts, contracts, documents and records of Parents and the Operating Companies to the extent they relate to the Business or the transactions contemplated hereby in order that they may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Business. Parents will furnish to Buyer, subject to compliance with Laws (including, without limitation, not providing competitively sensitive information concerning the Business) and any confidentiality restrictions, such existing data and information concerning the Business, finances and properties that Buyer may reasonably request and such additional existing financial, operating data and billing information as Buyer shall from time to time reasonably request to facilitate the efficient transfer of billing and other accounting and management functions. Prior to Closing, subject to compliance with Laws (including, without limitation, not providing competitively sensitive information concerning the Business) and any confidentiality restrictions, Parents will afford Buyer with reasonable access to the vendors, employees and officers of Parents and the Operating Companies and will otherwise cooperate and use commercially reasonable efforts to assist Buyer in achieving the uninterrupted continuation of the Business under Buyer's control after the Closing, provided that Buyer will give Parents reasonable notice prior to Buyer's contacting any vendor, employee, or officer. At the request of Buyer for a period of two years after the Closing Date, Parents shall provide to Buyer any historical financial information requested by Buyer concerning the Business in the possession of Parents, and shall cooperate with Buyer and assist Buyer, at Buyer's reasonable request and at Buyer's expense, in preparing any such financial information that is not in the possession of Parents, in each case to permit Buyer (or an Affiliate of Buyer) to meet any requirements that are or may become applicable to Buyer (or such Affiliate) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act and/or any other Law. Buyer shall use commercially reasonable efforts to coordinate its requests and activities under this Section 6.4 with Parents' and the Operating Companies' need for security and to assist Parents and the Operating Companies in minimizing disruption to the Business.

         6.5     STOCKHOLDER APPROVAL.

                 (a) Buyer will take all action necessary in accordance with applicable law, the rules of Nasdaq, this Agreement and Buyer's charter and bylaws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon a proposal to approve the issuance of Metrocall Preferred Stock in connection with the transactions contemplated hereby (the "Proposal"), and will use its reasonable best efforts to cause the Stockholders Meeting to occur as promptly as practicable after the date hereof. Buyer will (i) recommend that its stockholders vote in favor of the Proposal and (ii) use its reasonable best efforts to cause to be solicited proxies from stockholders to be voted at the Stockholders Meeting in favor of the Proposal and to take all other actions necessary or advisable to secure the vote or consent of the minimum number of shares required to approve the Proposal ("Buyer Stockholder Approval").

                 (b) Within fifteen (15) business days after the date hereof, Buyer shall prepare and file the preliminary proxy statement for the Stockholders Meeting (the "Proxy Statement") with the SEC. Buyer shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and shall thereafter promptly mail the definitive Proxy Statement to its stockholders.

Parents shall furnish Buyer with all information and shall take such other action as Buyer may reasonably request in connection with the Proxy Statement and the Stockholders Meeting. The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of Buyer that Buyer's stockholders approve and adopt the Proposal.

                 (c) Buyer shall notify Parents of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or for additional information.

                 (d) From the date hereof until the Stockholders Meeting, Buyer will not enter into any transaction that would result in any material delay in convening the Stockholders Meeting, nor will Buyer take any action that would be reasonably likely to have an adverse effect on obtaining the Buyer Stockholder Approval.

         6.6     CONTROL OF THE  BUSINESS.

         The transactions contemplated by this Agreement shall not be consummated until the Closing Date. Between the date of this Agreement and the Closing Date, Buyer and its employees or agents shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the conduct or operation of the Business, and notwithstanding any other provision of this Agreement, such operation and conduct shall be the sole responsibility, and in the complete discretion, of Parents and the Operating Companies; provided, however, that this Section 6.6 shall not limit the specific rights and obligations of Buyer and Parents set forth in this Agreement, which are not intended to confer control of the Operating Companies or of the Business to Buyer prior to the Closing Date.

         6.7     PARENTS' PRE-CLOSING COVENANTS.

         Except as otherwise consented to in writing by Buyer, each Parent covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, it shall, and it shall cause the Operating Companies to:

                 (a) conduct the Business only in the ordinary course, including maintaining, consistent with past practices, its material properties, machinery and equipment used in the Business, taken as a whole, in the same condition in all material respects as at present, except for ordinary wear and tear;

                 (b) use their reasonable efforts (without the obligation to pay money) to facilitate Buyer's discussions with certain agreed upon employees with respect to such employees entering into non-competition agreements;

                 (c) not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets, except in the ordinary course of the Business consistent with past business practices;

                 (d) in the ordinary course, consistent with its past business practices, (i) perform all its material obligations under material contracts, leases and documents relating to or affecting the Business and, (ii) pay accounts payable which become due prior to the Closing Date; provided, that, for purposes hereof, "ordinary course" shall mean payment of accounts payable within forty-five (45) days;

                 (e) in the ordinary course, consistent with its past business practices, use its reasonable efforts to maintain and preserve the Business including, but not limited to, maintaining and preserving the Licenses and prosecuting diligently all currently filed applications for Licenses, including any renewal applications;

                 (f) comply with and perform in all material respects all obligations and duties imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities;

                 (g) maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

                 (h) use its reasonable efforts to satisfy, to the extent within its control, as soon as is reasonably practicable, the conditions required to consummate the transactions contemplated hereby, including but not limited to, the filing and prosecution of all requests for regulatory approvals;

                 (i) use its reasonable efforts to obtain, as soon as practicable after the date hereof, the Third Party Consents;

                 (j) continue to operate the Business in compliance, in all material respects, with the Licenses and the Communications Laws, including without limitation, the timely filing of any required reports, notices or fees;

                 (k) at its sole cost and expense, attempt to cure all material noncompliance as set forth on Schedule 5.1.4(a) by Parents and the Operating Companies with the terms and conditions of Licenses issued by the FCC or noncompliance with the Communications Laws;

                 (l) promptly notify Buyer upon the Parents' Knowledge thereof of any fact, event, circumstance or action (i) which, if known on the date hereof would have been required to be disclosed to Buyer pursuant to this Agreement, or (ii) the existence or occurrence of which would cause Parents' representations or warranties not to be correct and complete in all material respects; and

                 (m) provide Buyer no later than thirty (30) business days after the first day of each calendar month, an unaudited consolidated balance sheet of Operating Companies as of the last day of the preceding calendar month, and unaudited statements of operations for the period ended on such date.

         6.8     BUYER'S PRE-CLOSING COVENANTS.

         Except as otherwise consented to in writing by Parents, Buyer covenants that, throughout the period commencing on the date hereof and ending on the Closing Date, it shall:

                 (a) maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

                 (b) use its reasonable efforts to satisfy, to the extent within its control, as soon as is reasonably practicable, the conditions required to consummate the transactions contemplated hereby, including but not limited to, the filing and prosecution of all requests for regulatory approvals, and obtaining necessary third party consents;

                 (c) in the ordinary course, consistent with its past business practices, use its reasonable efforts to maintain and preserve its business including, but not limited to, maintaining and preserving the material licenses used in its business as currently conducted and prosecuting diligently all currently filed applications for material licenses, including any renewal applications;

                 (d) comply with and perform in all material respects all obligations and duties imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities;

                 (e) maintain its existence as a corporation validly existing and in good standing under the laws of its state of incorporation;

                 (f) continue to operate its business in compliance, in all material respects, with the material licenses its used in business as currently conducted and the Communication Laws, including without limitation, the timely filing of any required reports, notices or fees;

                 (g) at its sole cost and expense, attempt to cure all material noncompliance as set forth on Schedule 5.2.4(a) by Buyer with the terms and conditions of material licenses issued by the FCC or noncompliance with the Communications Laws; and

                 (h) promptly notify Parents upon Buyer's Knowledge thereof of any fact, event, circumstance or action (i) which, if known on the date hereof would have been required to be disclosed to Parents pursuant to this Agreement, or (ii) the existence or occurrence of which would cause Buyer's representations and warranties not to be correct and complete in all material respects. For these purposes, the term "Buyer's Knowledge" means the actual knowledge of the individuals listed on Schedule 6.8(c).

         6.9     NO SOLICITATION OF OFFERS.

         Unless and until this Agreement shall have been terminated by either party pursuant to Article 9 hereof, each Parent covenants that following the date hereof it will not (and shall use its best efforts to ensure that none of its officers, directors, agents, representatives or Affiliates) take or cause, directly or indirectly, any of the following actions with any party other than Buyer or its designees: (i) solicit, initiate, or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or a significant part of the Business, assets of the Business or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal") provided that in response to inquiries from third parties, Parents may inform such parties that Parents have entered into this Agreement with Buyer for the sale of the Business; (ii) disclose, in connection with an Acquisition Proposal, any Confidential Information (except to the extent that such party would be permitted to do so under the provisions of Section 12.18 hereof) with respect to, or otherwise cooperate in any way with, or assist or participate in, any effort or attempt by any other Person to do or seek any of the foregoing; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the transactions contemplated by this Agreement.

         6.10    RISK OF LOSS.

         Parents will bear the risk of loss or damage to the assets of the Operating Companies resulting from fire, theft, or other casualty at all times prior to Closing net of any insurance proceeds.

         6.11    TITLE INSURANCE AND SURVEYS.

         Except as set forth on Schedule 6.11:

                 (a) With respect to the Owned Real Property, Parents will obtain and deliver to Buyer (i) as soon as practicable after the date of this Agreement, a title commitment disclosing the condition of title to such Owned Real Property and all easements, rights of way, and restrictions of record with respect thereto, as of a date not earlier that the date of this Agreement, accompanied by copies of all instruments evidencing the scope and extent of all such easements, rights of way, and restrictions of record (the "Title Commitment"), and (ii) at or prior to Closing, an ALTA Owner's Policy of Title Insurance on a form customarily used in the state in which the Real Property is located, issued by a title insurer satisfactory to Buyer, in an amount equal to the fair market value of the Real Property (as reasonably determined by Buyer), insuring title to such property to be in the name of a party designated by Buyer, subject only to Permitted Real Property Liens (each a "Title Policy").

                 (b) Each Title Policy obtained and delivered to Buyer pursuant to this Agreement shall, except to the extent that title insurers in the state in which the applicable property is located are not lawfully permitted to issue such policies (i) insure title to the property described in the policy and all recorded easements benefitting such property, (ii) contain an "extended coverage endorsement" or similar modification insuring over or otherwise eliminating the general exceptions customarily contained in title policies, (iii) contain an endorsement insuring that the property described in the policy is the same real estate shown in the survey delivered with respect to such property, (iv) contain a "contiguity" endorsement with respect to any property consisting of more than one record parcel, (v) provide full coverage against mechanics' and materialmen's liens arising out of the construction, repair or alteration of any of the Owned Real Property, (vi) contain any special endorsements reasonably required by Buyer, including, without limitation, an endorsement insuring that the improvements included in the Real Property are a permitted use under the zoning designation applicable to the Owned Real Property, and (vii) not be subject to any exception for matters disclosed by any survey delivered with respect to such property other than matters which do not constitute a breach of the representations and warranties contained in Section 5.1.12 (b)(ii), (iii) and
(vii).

                 (c) With respect to each Owned Real Property interest as to which a Title Policy is to be procured pursuant to this Agreement, Parents will obtain and deliver to Buyer as soon as practicable after the date of this Agreement a current survey of the relevant parcel, prepared and certified to Buyer and to the title insurer of such Owned Real Property interest by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

                 (d) Parents shall be responsible for all costs associated with obtaining the title commitments and surveys described above, and Buyer shall be responsible for the costs of purchasing the Title Policies described above.

         6.12    EMPLOYEE MATTERS.

                 (a) The parties shall identify in a side letter all those employees ("the Non-Transitioned Employees") of the Operating Companies who will be transferred out of the Operating Companies and will no longer be employed prior to the Closing Date.

                 (b) Parents and the Operating Companies shall assure that individuals on long term disability are no longer employees of the Operating Companies on the day prior to the Closing Date. Parents shall be solely responsible for any and all liability in connection with the employment of all such individuals. For those employees of the Operating Companies on leave of absence or on short-term disability on the Closing Date ("Employees on Leave"), Parents shall be solely responsible for any and all liability for short-term and long term disability benefits. An Employee on Leave shall be entitled to return to the active service of the Operating Companies, if he or she reports for active service with Buyer on or immediately after the expiration of his or her short-term disability leave or leave of absence, with employment (as a "Transitioned Employee" as described in Section 7.1.1(a)) effective on the date he or she reports; however, in no event, shall such individual report for active service later than 90 days following the Closing Date. Notwithstanding the foregoing, if such individual reports for active service within the time required in the preceding sentence, but no employment position meeting the requirements of Section 7.1.1(d) is available when he or she so reports for active service, then he or she will be eligible for benefits under the Transition Severance Pay Plan described in Section 7.1.1 (b)(1), and Parents shall be responsible for their share of the costs of such benefits, as provided in





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
Section 7.1.1(b)(1). Schedule 5.1.16(b)(i) shall be updated by the Operating Companies three weeks prior to the scheduled Closing Date.

                 (c) In addition to any other obligations relating to Wireless's Tuition Assistance Plan, Parents shall pay tuition and other costs, pursuant to the Tuition Assistance Plan, for classes in which employees of the Operating Companies are enrolled as of the Closing Date.

                 (d) Except as may be required by Law or with the written consent of Buyer or as disclosed in Schedule 6.12(d), Parents and/or Operating Companies will, until after the Closing Date, refrain from directly or indirectly:

                          (i)     making any representation or promise, oral or
written, to any employee of the Operating Companies promising or guaranteeing:
(A) any additional benefits under any Benefit Plan, or (B) the creation, amendment, or termination of a Benefit Plan that would affect any employees of the Operating Companies;

                          (ii)    other than in the ordinary course of business
consistent with past practices, increasing, or creating the obligation to increase or enhance, the rate of wages, salaries, bonuses or other remuneration, or other benefits payable to any of its officers, directors or employees, or initiating of new benefit programs or policies beyond those disclosed in Schedule 5.1.19, or granting any severance or termination pay, or entering into any employment agreement or other agreement (written or oral) with any officers, directors or employees;

                          (iii)   establishing or modifying any (i) targets,
goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment contract or other compensation arrangement with or for employees of the Operating Companies or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment contract or other compensation arrangement with or for employees of the Operating Companies;

                          (iv)    making a bonus or profit sharing distribution
or similar payment of any kind except as may be required by the terms of any Benefit Plan or material contract or Parents' or Operating Companies' policy in respect of discretionary bonuses;

                          (v)     without limiting the generality of Section
6.12(d), entering into, amending, modifying or terminating (partially or completely), any contract that is, or had it been in existence on the date of this Agreement would have been required to be, disclosed in Schedule 6.12(d);

                          (vi)    recognizing a labor union or association as
the lawful representative for collective bargaining for any Operating Company employees; or

                          (vii)   entering voluntarily into any collective
bargaining negotiations or agreements or other negotiations or agreements with a labor union or association.

                 (e) Prior to the Closing Date, Buyer will communicate with the employees of the Operating Companies, other than the Non-Transitioned Employees, regarding the human resources policies and procedures of the Buyer, and the employee benefit programs that will be available to those employees who continue in employment with the Operating Companies following the Closing Date.

                 (f) Parents and/or Operating Companies will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Parents and/or Operating Companies will promptly notify Buyer in writing of each receipt by Parents and/or Operating Companies (and furnish Buyer with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, or other Person affecting the benefits of the employees of the Operating Companies under any Benefit Plan.

         6.13    NOTICE TO BARGAINING AGENTS.

         Prior to Closing Date, Parents shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by Buyer, and shall provide Buyer with proof that any required notice has been sent.

         6.14    THIRD PARTY CONSENTS AND GOVERNMENTAL LICENSES.

         Parents shall use their good faith commercially reasonable efforts to obtain Third Party Consents and consents to transfer Governmental Licenses. Buyer shall cooperate with Parents in obtaining Third Party Consents and consents to transfer Governmental Licenses.

         6.15    FINANCIAL STATEMENTS.

         Parents shall deliver to Buyer, within forty-five (45) days following the close of each calendar quarter after the date hereof through the last quarter that ends on or before forty-six (46) days prior to the Closing, quarterly financial statements prepared by Coopers & Lybrand, L.L.P. in accordance with SAS 71 review procedures. All of the costs associated with such reviews shall be paid by Parents and not the Operating Companies.

                                   ARTICLE 7
                      EMPLOYMENT, BENEFITS AND TAX MATTERS


         7.1     EMPLOYEE MATTERS.

                 7.1.1    Employment of Operating Company Employees.

                           (a)    Employees of the Operating Companies who are
not listed on the side letter referred to in Section 6.12(a) and who are in active employment on the Closing Date ("Transitioned Employees") shall, in addition to the requirements set forth in Section 7.1.2 and 7.1.3 hereof, be placed in positions comparable to the positions held by such employees of the Operating Companies immediately prior to the Closing Date. Employees not listed on the side letter referred to in Section 6.12(a) and who are on short term disability or on leave of absence on the Closing Date shall, in addition to the requirements set forth in Sections 7.1.2 and 7.1.3 hereof, be placed in positions comparable to the positions held by such employees of the Operating Companies immediately prior to the Closing Date, if such positions are available, only if such employees report for active service with Buyer consistent with the terms set forth in Section 6.12(b).

                          (b)     (i)      A Transitioned Employee may become
eligible for certain "Transition Severance Benefits," provided that he or she meets all requirements of Buyer's Transition Severance Pay Plan. In general, to be eligible for benefits under the Transition Severance Pay Plan, an employee of the Operating Companies must be involuntarily terminated by the Buyer prior to the end of the twelve-month period following the Closing Date, other than for Cause, must not have refused an offer of a comparable position of employment with Buyer, and must sign a release of employment-related claims against the Buyer, its affiliates, and their directors, officers, employees, and agents. An eligible employee of the Operating Companies who meets the requirements of the Transition Severance Pay Plan shall receive a severance benefit equal to one month's salary, for each year of employment, taking into account all service with Parents and Operating Companies prior to the Closing Date as set forth on Schedule 5.1.16(b)(i), and all service with the Buyer or any of its Affiliates after the Closing Date, up to a maximum of 6 months' salary, less any amounts that the individual would be entitled to under the Worker Adjustment Retraining and Notification Act. In addition, such employee will, upon election of health care continuation (COBRA) coverage under ERISA, and for the number of months (not to exceed 6) equal to the number of years of employment as described in the preceding sentence, be required to pay only that portion of the monthly COBRA premium for which an active employee of Buyer covered under the same health care plan would be responsible. Subject to
Section 7.1.1(d), the definition of a "month's salary," "comparable position of employment," and all other terms used in the Transition Severance Pay Plan shall be as set forth in such Plan. Parents shall reimburse Buyer for one-half of the costs of all benefits under the Transition Severance Pay Plan paid to, or on behalf of, any individual who was involuntarily terminated during the six-month period immediately following the Closing Date, and who was entitled to receive a bonus payment under either the AT&T Wireless Services Messaging Division Group I Key Employees Bonus Plan or the AT&T Wireless Services Messaging Division Group II Key Employees Bonus Plan (jointly referred to as the "Parents' Completion Bonus Program").

                                  (ii)     For purposes of this Agreement,
"Cause" for termination shall mean (i) conviction (including a plea of guilty or nolo contendere) of a crime involving violence, theft, fraud, dishonesty or moral turpitude; (ii) intentional or negligent disclosure of confidential or trade secret information of Buyer or Operating Companies (or any of their Affiliates) to anyone who is not entitled to receive such information, (iii) omission or dereliction of any statutory or common law duty of loyalty to Buyer or Operating Companies or any of their Affiliates, (iv) violation of the Buyer's or Operating Companies' Code of Conduct or other written policies or procedures, or (v) repeated failure to carry out the duties of the employee's position despite specific instruction to do so. Buyer reserves the right to determine, in its sole discretion, whether Cause exists to terminate an employee (or otherwise take other appropriate action, which may or may not lead to termination).

                          (c)     Each employee of the Operating Companies
eligible to participate in the Parents' Completion Bonus Plan (other than Non-Transitioned Employees), as listed on Schedule 7.1.1(c) shall be entitled to receive from the Plan such amounts, if any, as are payable under the Plan.

                          (d)     For purposes of Section 7.1.1(a) and (b), a
position shall be considered to be "comparable to the position held by such employee of the Operating Companies immediately prior to the Closing Date," a "comparable employment position," and to be a "comparable position of employment," if the position: (1) offers cash compensation of not less than 100% of the employee's monthly salary (excluding any target bonus opportunity, commission or fringe benefits) which such employee of the Operating Companies was receiving immediately prior to the Closing Date as listed on Schedule 5.1.16(b)(i) (as it may be updated) and, if applicable, an opportunity to earn commissions; and (2) has duties and responsibilities which are not significantly less than the duties and responsibilities of such employee immediately prior to the Closing Date , and is at a work location which (i) is not located more than 50 highway miles from such employee's current work site, and (ii) does not add more than 50 highway miles to such employee's daily commute, and (iii) does not result in a daily round-trip commute in excess of 100 highway miles from such employee's principal residence.

                 7.1.2    Employee Plans.

                          (a)     Parents shall retain all liabilities with
respect to benefits accrued and claims incurred with respect to all employees of the Operating Companies under any Benefit Plan of Parents and/or Operating Companies (but not including accrued vacation) as of the last moment of the day before the Closing Date, or, to the extent the third sentence of Section 7.1.4 applies, as of the last moment of the last day of the month in which the Closing occurs, including, but not limited to, with respect to individuals who are receiving short-term disability benefits on the day prior to the closing Date, the remainder of any short-term disability benefits to which such individuals would be entitled under the Parents' plan (but for the transaction set forth in this Agreement). Except as otherwise provided in this Agreement, as of the last moment of the Closing Date, all Transitioned Employees will cease to participate as active employees in or accrue benefits under Parents' Benefit Plans. Thereafter, neither the Buyer nor any of its Affiliates nor any employee of the Operating Companies shall assume or be entitled to participate in any of Parents' Benefit Plans, except to the extent such plans provide by their terms for participation after the Closing Date, Parents are required to provide certain benefits pursuant to this Agreement, or as otherwise required by law. Except as otherwise expressly provided herein, Parents shall be solely responsible for any and all costs, liabilities and obligations under any Benefit Plan relating to any period of employment with the Operating Companies prior to the Closing Date, whether arising as a matter of contract, Law or otherwise.

                          (b)     As of the first moment of the Closing Date,
all Transitioned Employees shall be eligible to participate in the 401(k) plan and the health and welfare benefit plans, programs and practices of the Buyer generally applicable to other similarly-situated employees of the Buyer (the "Buyer Plans").

                          (c)     Parents and Operating Companies will
effectuate the Transitioned Employees' participation in the Buyer's 401(k) plan through a trustee to trustee transfer of account balances to Buyer's 401(k) plan upon Closing. Buyer's 401(k) plan will be amended prior to the trustee to trustee transfer to preserve the protected benefits of the Transitioned Employees.

                 7.1.3    Recognition of Prior Service.    The Buyer shall
recognize, from and after the Closing Date, each Transitioned Employee's service with the Operating Companies, as set forth on Schedule 5.1.16(b) of this Agreement with respect to each such employee, for purposes of determining eligibility to participate in and vesting, and, if applicable, eligibility to commence retirement benefits, but not benefit accruals, under the 401(k) plan in which Transitioned Employees may participate, or such other qualified pension or profit-sharing plans maintained by Buyer or established on or after the Closing in which Transitioned Employees participate, and for purposes of determining eligibility to participate in, and the schedule of benefits provided by any group health plans, vacation and other paid time-off plans and policies, severance, disability and other welfare benefit plans established or maintained by the Buyer or its Affiliate on or after the Closing Date; provided, that, each Transitioned Employee will be credited with: (a) the lesser of (1) his or her accrued sick leave under the Parents' and/or Operating Companies' sick leave policy in effect immediately prior to the Closing Date, or (2) 80 hours of sick leave; and (b) his or her accrued (but unused) vacation under the Parents' and/or Operating Companies' vacation policy in effect immediately prior to the Closing Date. Notwithstanding the foregoing, for the calendar year in which the Closing Date takes place, each Transitioned Employee shall be entitled to take only the number of vacation days which he or she had accrued during 1998, and had not used as of the Closing Date.

                 7.1.4    Health, Welfare and Fringe Benefit Plans.

                          (a)     Without limiting the scope of the Section
7.1.2(a) hereto Parents shall be responsible for all claims regarding all injuries or illnesses occurring prior to the Closing, and shall be responsible for providing continuation health coverage as required under Part 6 of Title I of ERISA and Code Section 4980B with respect to any qualifying event that occurred on or prior to the Closing Date.

                          (b)     For at least the one-year period after the
Closing Date, Buyer shall provide to all Transitioned Employees (who continue in active employment with the Operating Companies for such entire one-year period) medical, dental, vision care, life insurance, accidental death and dismemberment and disability insurance benefits that are available to similarly situated employees of the Buyer, and which shall contain no restrictions or limitations with respect to pre-existing conditions, except to the extent any such restrictions or limitations actually applied to such Transitioned Employees prior to Closing Date. Parents shall not have any liabilities or obligations with respect to benefit claims under any such Buyer Plans, or any other plans sponsored, maintained or contributed to the Buyer for or in respect of any Transitioned Employee after the end of the day before the Closing Date or, to the extent the following sentence applies, after the last day of the month in which the Closing occurs. To the extent that the Closing takes place on a date other than the last day of a month, and as a result, Transitioned Employees remain covered by the Parents' group health plans through the last day of the month in which the Closing occurs, coverage of Transitioned Employees under the corresponding group health plans of the Buyer following the Closing shall not commence until the first day of the month following Closing.

                          (c)     For purposes of determining whether any
Transitioned Employee or his or her covered dependents have satisfied any required co-payments, annual deductibles and out-of-pocket maximums from and after the Closing under the terms of the Buyer's or their Affiliate's group health plan for the calendar year in which the Closing occurs, Transitioned Employees and their covered dependents shall be credited with the amount of deductibles and co-payments made by, or on behalf of, such Transitioned Employees and their covered dependents under Parents' and/or Operating Companies' group health plan for such year prior to the Closing Date.

                 7.1.5 Flexible Spending Arrangements. With respect to flexible spending arrangements in which Transitioned Employees participate, to the extent permitted under ERISA or the Code, Parents shall continue to apply amounts credited to the accounts of Transitioned Employees for covered medical expenses to the extent that such expenses are incurred on or before the Closing Date and with respect to dependent care expenses to the extent such expenses are incurred on or before December 31, 1998.

                 7.1.6 No Solicitation. Until the second anniversary of the Closing Date, Parents shall not, on their own behalf or on behalf of any of their Affiliates, directly or indirectly, solicit (with the exception of any general solicitation of employment through some general advertising medium in the ordinary course of business) the employment of any Transitioned Employee who is employed by the Operating Companies, the Buyer or its Affiliate on the date of such solicitation, and shall not employ any Transitioned Employee included on Buyer's list of Key Employees set forth in Schedule 7.1.6. The foregoing restrictions shall not apply to any individual whose employment with the Operating Companies, Buyer or its Affiliate has been involuntarily terminated.

         7.2     WAGE AND WITHHOLDING REPORTING OBLIGATIONS.

         Parents, Operating Companies and Buyer agree that, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 C.B. 753, with respect to filing and furnishing forms W-2, W-3, and 941,
(a) Parents and/or Operating Companies and Buyer shall each report on a predecessor-successor basis as set forth therein, (b) Parents and/or Operating Companies shall be relieved from furnishing Forms W-2 to the Transferred Employees, and (c) Buyer shall assume the obligations of Parents and/or Operating Companies to furnish Forms W-2 to the Transferred Employees (without regard to the actual length of employment with Buyer) for the full calendar year in which the Closing occurs. Parents and/or Operating Companies shall fully cooperate with Buyer to allow Buyer to fulfill its obligations hereunder.

         7.3      TAX RETURNS.

                 (a) Parents shall (i) cause AT&T to include the Operating Companies in its consolidated federal income Tax Returns for all Taxable periods through and including the Closing Date; (ii) cause the Operating Companies to be included in state and local income Tax Returns of Parents or their Affiliates that are filed on a consolidated, combined or unitary basis for all Taxable periods through and including the Closing Date; and (iii) prepare or cause to be prepared and file or cause to be filed on a timely basis all other Tax Returns that are required to be filed by or with respect to the Operating Companies for Taxable periods ending on or before the Closing Date, including such Tax Returns as are due after the Closing Date. Parents shall pay or cause to be paid all Taxes due with respect to the Tax Returns described in the immediately preceding sentence.

                 (b) Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Operating Companies for any Taxable period that includes but does not end on the Closing Date ("Straddle Periods"). Buyer shall pay or cause to be paid all Taxes shown as due on the Tax Returns described in the preceding sentence; provided, however, that Parents shall reimburse Buyer, in accordance with the procedure set forth in Section 7.3(b)(i) and (b)(ii), for the portion of any such Taxes that relates to the portion of the Straddle Period ending on the Closing Date.

                          (i)     With respect to  any Tax Return for a
Straddle Period, Buyer shall deliver, at least thirty (30) Business Days prior to the due date for filling of such Tax Return (including extensions), to Parents a statement setting forth the amount of Taxes for which Parents have a reimbursement obligation pursuant to this Section 7.3(b) (the "Statement"), and copies of such Tax Return. Parents shall have the right to review and approve or disapprove such Tax Return and Statement prior to the filing of such Tax Return. Parents and Buyer agree to negotiate and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and mutually consent to the filling as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within ten (10) business days following the delivery of such Tax Return and the Statement, Parents and Buyer shall jointly select a public accounting firm with nationally recognized tax expertise ("Tax Arbitrator") to resolve the dispute. If the Tax Arbitrator has not resolved the dispute within five (5) business days prior to the due date (including extensions) for the filing of the Tax Return in question, the Buyer may file such Tax Return without Parent's consent. Notwithstanding the filing of such Tax Return, the Tax Arbitrator shall make a determination with respect to any disputed issue, and the amount of Taxes for which Parents have a reimbursement obligation under this Section 7.3(b) shall be as determined by the Tax Arbitrator. The fees and expenses of the Tax Arbitrator shall be shared equally by the Buyer and the Parents.

                 (ii) Not later than (x) five (5) business days before the due date for the payment of Taxes with respect to a Tax Return for a Straddle Period or (y) in the event of a dispute, five (5) business days after notice to Parents of resolution thereof, Parents shall pay to Buyer an amount equal to the Taxes shown on the Statement or determined by the Tax Arbitrator as being the responsibility of the Parents under this Section 7.3(b). Notwithstanding the foregoing, in the case of a dispute, Parents shall pay to Buyer not later than five (5) business days before the due date for the payment of Taxes with respect to such Tax Return, the amount of Taxes that Parents reasonably believe at such time is properly the responsibility of Parents under this Section 7.3(b). No payment pursuant to this Section 7.3(b) shall excuse Parents from their indemnification obligations pursuant to this Agreement if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of Parents exceeds the amount of Parents' payment under this Section 7.3(b).

                 (c) All Tax Returns for Taxable periods ending on or before the Closing Date or for Straddle Periods shall, insofar as they relate to any Operating Company, be prepared on a basis consistent with the last previous such Tax Returns filed in respect of such Operating Company, unless Parents or Buyer, as the case may be, conclude that there is no reasonable basis for such position.

         7.4     APPORTIONMENT.

         For purposes of apportioning any Taxes to the portion of a Straddle Period that ends on the Closing Date, the determination shall be made assuming that there was a closing of the books as of the close of business on the Closing Date, and, in the case of Taxes attributable to any Operating Company's ownership of any interest in any partnership or other "flowthrough" entity, as if the taxable period of such partnership or other "flowthrough" entity ended as of the close of business on the Closing Date; provided, however, that real property, personal property and intangible property Taxes shall be apportioned ratably on a daily basis between the periods in question.

         7.5     TAX COOPERATION.

         Parents and Buyer shall, and shall cause their Affiliates to, (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to Section 7.3 and in any Tax Proceeding;
(b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Operating Companies for all periods ending prior to or including the Closing Date; and
(c) preserve information, records or documents relating to Tax matters pertinent to the Operating Companies that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof, and give the other party reasonable notice and an opportunity to take possession of such information, records or documents prior to destroying or discarding them.

         7.6     TAX SHARING AGREEMENTS.

         Any Tax sharing agreements or arrangements (other than this Agreement), written or unwritten, binding any of the Operating Companies shall be terminated as of the Closing Date and none of the Operating Companies will as of the Closing Date have any further obligations or liabilities under such Tax sharing agreements or arrangements.

         7.7     ALLOCATION OF PURCHASE PRICE.

         The parties have agreed that the portion of the Purchase Price that is allocable to the 50/50 License is $30,000,000, and that the portion of the Purchase Price that is allocable to the noncompetition covenant contained in
Section 10.5 is $20,000,000.

         7.8     TAX PROCEEDINGS.

                 (a) If any party receives written notice from any governmental authority of a Tax Proceeding with respect to any Tax for which the other party is obligated to provide indemnification under this Agreement, such party shall give prompt written notice thereof to the other party; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the indemnifying party.

                 (b) Whenever any taxing authority sends a notice of an audit, initiates an examination of an Operating Company or otherwise asserts a claim, makes an assessment, or disputes the amount of Taxes (i) for any Taxable period for which Parents are or may be liable under this Agreement, or (ii) for any Taxable period that involves an issue that could potentially affect a Taxable period for which Parents are or may be liable under this Agreement, Buyer shall promptly inform Parents pursuant to the procedures in Section 7.8(a), and Parents shall have the right to control, at their cost, any resulting Tax Proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such Tax Proceedings or determinations affect the amount of Taxes for which Parents are liable under this Agreement; provided, that Parents shall indemnify Buyer if such settlement increases the past, present or future Tax liability of Buyer or any of its Affiliates, or any Tax liability of any Operating Company for any Taxable period or portion thereof beginning after the Closing Date provided that Parents shall not be liable to indemnify Buyer pursuant to this sentence if Parents obtain consent from Buyer for such settlement, which consent will not be unreasonably withheld. Whenever any taxing authority sends a notice of an audit, initiates an examination of the Operating Companies or otherwise asserts a claim, makes an assessment or disputes the amount of Taxes (i) for any taxable period for which Buyer is liable under this Agreement or (ii) for any taxable period that involves an issue that could potentially affect a taxable period for which Buyer is or may be liable under this Agreement, Parents shall promptly inform Buyer pursuant to the procedures in Section 7.8(a), and Buyer shall have the right to control, at its cost, any resulting Tax Proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such Tax Proceedings or determinations affect the amount of Taxes for which Parents are liable under this Agreement.

                 (c) Parents and Buyer shall jointly control the conduct of any Tax Proceeding relating to Taxes of any Operating Company for any Straddle Period, and neither party shall settle such a Tax Proceeding without the prior written consent of the other.

                 (d) Except as otherwise provided in this Section 7.8, Buyer shall control all Tax Proceedings relating the Operating Companies.

                 (e) In the event that the provisions of this Section 7.8 and Sections 11.4 and 11.5 conflict or otherwise each apply by their terms, this Section 7.8 shall exclusively govern all matters concerning Tax Proceedings.

         7.9     FIRPTA COMPLIANCE.

         Parents shall deliver to Buyer at the Closing a certificate or certificates in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying all facts necessary to exempt the transactions contemplated hereunder from withholding under section 1445 of the Code.


                                   ARTICLE 8
                              CONDITIONS PRECEDENT

         8.1     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES.

         The respective obligations of Buyer, on the one hand, and Parents on the other, to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

                 8.1.1 No Injunction, Etc. No preliminary or permanent injunction or other order shall have been issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits in any material respects the transactions contemplated hereby and shall remain in effect.

                 8.1.2 FCC and Other Approvals. The FCC shall have granted its consent and approval, in all material respects, to the assignment or transfer of the Licenses to Buyer. This condition shall be deemed to be satisfied once all such consents and approvals have become Final Orders.

                 8.1.3 HSR Act. Any waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired.

                 8.1.4 No Proceeding or Litigation. No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any governmental or regulatory authority, no investigation by any governmental or regulatory authority shall have been commenced and be pending, against any of the parties hereto or any of their Affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking material damages in connection with any such transactions.

                 8.1.5 Stockholder Approval. Buyer Stockholder Approval shall have been obtained.


         8.2     CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

         In addition to the conditions set forth in Section 8.1, the obligations of Buyer to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

                 8.2.1 Accuracy of Representations and Warranties. The representations and warranties of Parents contained herein or any certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the date when made and shall be repeated at and as of the Closing Date and shall be true and correct in all material respects on the Closing Date as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct in all material respects as of such date).

                 8.2.2 Performance of Agreements. Each of Parents shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

                 8.2.3 Certificates. Buyer shall have received a certificate from each Parent, dated the Closing Date, signed by the President or any authorized Vice President of such Parent, in his capacity as an officer of such Parent, to the effect that, to the best of their knowledge, information and belief, the conditions specified in Section 8.2.1 and Section 8.2.2 have been satisfied.

                 8.2.4 Opinion of Counsel for Parents. Buyer shall have received an opinion of Parents' Counsel and Parents' FCC Counsel, in each case dated the Closing Date, addressed to Buyer and in each case in a form agreed to by the parties.

                 8.2.5 Other Deliveries. Parents shall have delivered to Buyer at the Closing the following:

                          (a)     a certificate of incumbency for the officers
executing documents on behalf of Parents and certified copies of the resolutions duly adopted by the directors of each Parent, and signed by the Secretary or Assistant Secretary, each authorizing the transactions contemplated by this Agreement;





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
                          (b)     a certificate of the Secretary or Assistant
Secretary certifying the resolutions referred to in Section 8.2.5(a) have not been rescinded, modified, or withdrawn and that such resolutions are in full force and effect as of the Closing Date;

                          (c)     a complete and accurate list, in all material
respects, as of a date no more than ten (10) business days prior to the Closing Date, of the Accounts Receivable;

                          (d)     accurate and complete copies of all Licenses
listed on Schedule 5.1.4(b) and all Licenses acquired after the date hereof and prior to the Closing;

                          (e)     evidence reasonably satisfactory to Buyer of
the release of any and all Liens not constituting Permitted Liens; and

                          (f)     such further certificates and documents
evidencing consummation by Parents of the transactions contemplated hereby as Buyer shall reasonably request.

                 8.2.6 Consents and Filings. Parents shall have made each of the notice filings set forth in Schedule 5.1.3.

                 8.2.7 Transition Services Agreements. Parents shall have entered into transition services agreements in the forms provided in Exhibit
8.2.7 (the "Transition Services Agreements").

                 8.2.8 Distribution Agreement. Parents shall have entered into a distribution agreement with Buyer in the form provided in Exhibit 8.2.8 (the "Distribution Agreement").

                 8.2.9 No Material Adverse Change. There shall have been no Material Adverse Changes since the date hereof, and Buyer shall have received a certificate dated the Closing Date to such effect. For purposes of this Agreement, a reduction of Net Revenue and/or EBITDA in an amount up to 20% of the Net Revenue Target and/or the EBITDA Target, respectively, shall be excluded from any determination of Material Adverse Effect or Change.

                 8.2.10 Financial Conditions. Closing Net Revenue, as defined in Section 4.2(a)(i), shall be at least 80% of the Net Revenue Target and Closing EBITDA, as defined in Section 4.2(a)(i), shall be at least 80% of the EBITDA Target.

         8.3     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENTS.

         In addition to the conditions set forth in Section 8.1, the obligations of Parents to consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the additional conditions set forth below:

                 8.3.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein or any certificate delivered pursuant to this Agreement shall be true and correct in all material aspects on the date when made and shall be repeated at and as





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
of the Closing Date and shall be true and correct in all material respects on the Closing Date as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct in all material respects as of such date).

                 8.3.2 Performance of Agreements. Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement, to be performed or complied with by it prior to or at the Closing Date.

                 8.3.3 Certificates. Parents shall have received a certificate from Buyer, dated the Closing Date, signed by the President or any authorized Vice President of Buyer, in his capacity as an officer of Buyer, to the effect that, to the best of his knowledge, information and belief, the conditions specified in Section 8.3.1 and Section 8.3.2 have been satisfied.

                 8.3.4 Payment of Purchase Price. McCaw shall have received satisfactory evidence of payment of the Purchase Price at Closing in accordance with Article 4.

                 8.3.5 Opinion of Counsel for Buyer. Parents shall have received an opinion of Buyer's Counsel and Buyer's FCC Counsel, dated the Closing Date, in each case in a form agreed to by the parties.

                 8.3.6 Other Deliveries. Buyer shall have delivered to Parents at the Closing the following:

                          (a)     a certificate of incumbency for the officers
executing the documents on behalf of Buyer and certified copies of the resolutions duly adopted by the directors of Buyer, and signed by the Secretary or Assistant Secretary, each authorizing the transactions contemplated by this Agreement;

                          (b)     a certificate of the Secretary or Assistant
Secretary certifying that the resolutions referred to in Section 8.3.6(a) have not been rescinded, modified or withdrawn and that such resolutions are in full force and effect as of the Closing Date; and

                          (c)     such further certificates and documents
evidencing the consummation by Buyer of the transactions contemplated hereby as Parents shall reasonably request.

                 8.3.7 No Buyer Material Adverse Change. There shall have been no Buyer Material Adverse Change since the date hereof, and Parents shall have received a certificate dated the Closing Date to such effect.





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
                 8.3.8    No Change of Control.

                          (a)     No Change of Control of Buyer shall have
occurred. For purposes of this Agreement, "Change of Control" of Buyer will be deemed to have occurred at such time as (i) any Telecom Competitor becomes or enters into an agreement to become the beneficial owner (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) of twenty-five percent (25%) or more of the total voting power of Buyer's voting securities, (ii) Buyer becomes a Telecom Competitor, or becomes or enters into an agreement to become the beneficial owner (within the meaning of Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended) of twenty-five (25%) or more of the total voting power of the voting securities of any Telecom Competitor, (iii) there shall be consummated, or an agreement shall be entered into for, any consolidation or merger involving Buyer in which Buyer will not be the continuing or surviving entity or pursuant to which the voting securities of Buyer will be converted into cash, securities or other property, and any Telecom Competitor becomes or will become the beneficial owner of twenty-five percent (25%) or more of the voting securities of the surviving entity after such consolidation or merger, or (iv) any Telecom Competitor has the right to nominate and elect or cause to be nominated and elected a director or an individual to a comparable position of Buyer or any of its Affiliates or any officer, director, employee or other representative of any Telecom Competitor is elected or appointed as a director or comparable position of Buyer or any of its Affiliates.

                          (b)     For purposes of this Agreement, "Telecom
Competitor" means the Persons set forth in a side letter between the parties, and any other Person (other than AT&T and its Affiliates) that derives annual revenue in excess of $1 billion (adjusted annually to account for inflation based on changes in the Consumer Price Index, as adjusted by the U.S. Department of Labor, bureau of Labor Statistics) from the offering of telecommunications services (excluding Paging and Messaging Services) and their Affiliates.

                 8.3.9 Certificate of Designation. Buyer shall have filed with the Secretary of State of the State of Delaware a certificate of designation for the Series C Preferred Stock in the form provided in Exhibit 8.3.9.

                 8.3.10 Registration Rights Agreement. Buyer shall have entered into a registration rights agreement with Parents in the form provided in Exhibit 8.3.10.

         8.4     WAIVER OF CONDITIONS.

         Buyer, in its discretion, may waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to its obligations set forth herein. Parents may, in their discretion, waive, in whole or in part, at or prior to the Closing Date, the failure of satisfaction of any of the conditions precedent to their obligations set forth herein. No such waiver by Buyer or Parents shall be effective unless made in writing.





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
                                   ARTICLE 9
                            TERMINATION AND DEFAULT

         9.1     GENERAL.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as set forth below:

                 9.1.1 Mutual Consent. This Agreement may be terminated by the mutual consent of Buyer and Parents.

                 9.1.2 Order or Decree. This Agreement may be terminated by Parents or Buyer if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

                 9.1.3    Failure of Conditions.

                          (a)     The Agreement may be terminated by Parents
upon five (5) days written notice to Buyer, in the event that any of the conditions precedent to the Parents' obligations set forth in Section 8.1 and
Section 8.3 with respect to Buyer are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by Parents of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either (i) cured by Buyer within five (5) days after Parents give Buyer such notice, or (ii) waived by Parents at or prior to the Closing Date.

                          (b)     This Agreement may be terminated by Buyer
upon five (5) days written notice to Parents, in the event that any of the conditions precedent to Buyer's obligations set forth in Section 8.1 and
Section 8.2 with respect to Parents are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by Buyer of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either (i) cured by Parents within five (5) days after Buyer gives Parents such notice, or (ii) waived by Buyer at or prior to the Closing Date.

                 9.1.4 Outside Date. This Agreement may be terminated by Parents or Buyer (a) if the Closing shall not have occurred within nine months following the date hereof (the "Outside Date") or (b) if one or more of the conditions to such party's obligation to consummate the transactions contemplated hereby cannot be satisfied within nine months following the date hereof; provided however, that no party may exercise its rights under this
Section 9.1.4 if such party is in material breach or default under this Agreement.

                 9.1.5 Union Activity. This Agreement may be terminated by Buyer if any of the Operating Companies enters into collective bargaining negotiations or an agreement or other negotiations or agreement with a labor union or association.





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
                 9.1.6 Stockholder Approval. This Agreement may be terminated by Parents if (x) Buyer's stockholders fail to approve the Proposal at the Stockholders Meeting, or (y) the Stockholders Meeting has not occurred within one hundred fifty (150) days of the date hereof, unless any delay beyond such date is the result of a breach of this Agreement by either Parents or their Affiliates.

         9.2     PROCEDURE UPON TERMINATION.

         In the event of the termination of this Agreement, written notice thereof shall promptly be given to the other parties hereto and this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto except that Section 12.18 (Confidentiality) shall survive such termination.

         9.3     EFFECT OF TERMINATION.

         Nothing in this Article 9 shall relieve any party hereto of any liability for intentional or willful breach of this Agreement. The parties shall have no liability for termination of this Agreement for any reason other than an intentional or willful breach of this Agreement; provided, that, Buyer shall promptly pay Parents a termination fee of $9,000,000 by wire transfer of immediately available funds if this Agreement is terminated by Parents pursuant to Section 9.1.6, unless (x) the failure of the Stockholders Meeting to occur is due to events beyond the reasonable control of Buyer, or (y) Buyer has the right to terminate this Agreement pursuant to any provision of Section 9.1, without regard to any requirement of notice.


                                   ARTICLE 10
                           POST-CLOSING TRANSACTIONS

         10.1    TRANSITION.

         Parents shall cooperate with Buyer, at Buyer's expense, and agree to use their reasonable efforts to assist Buyer in a smooth transition of the ownership of the Operating Companies on the Closing Date, including the preservation of the continued services of employees that Buyer wishes to retain and the preservation for Buyer of the goodwill of the Operating Companies' suppliers, customers and others having business relations with the Operating Companies.

         10.2    ACCESS TO BOOKS AND RECORDS.

         After the Closing, Parents shall allow representatives of Buyer reasonable opportunity from time to time during normal business hours to inspect and copy records which pertain to the operation of the Business prior to the Closing Date and which are not transferred to Buyer hereunder. After the Closing, Buyer shall allow representatives of Parents reasonable opportunity from time to time during normal business hours to inspect and copy records which





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
pertain to the operation of the Business prior to the Closing Date and which are transferred to Buyer hereunder.

         10.3    [INTENTIONALLY OMITTED.]

         10.4    CONFIDENTIALITY OF CUSTOMER LISTS.

         All documents and computer files containing the names and addresses of the paging customers of the Operating Companies shall become Buyer's property as of the Closing, and all copies thereof shall be turned over to Buyer, and shall not be retained or used in whole or part by Parents or any of their Affiliates after the Closing; provided, however, that Parents and their Affiliates may retain any information obtained (a) by Parents and their Affiliates in the ordinary course of business prior to the Closing which is integrated with information related to Persons not customers of the Operating Companies or (b) pertaining to common customers.

         10.5    NONCOMPETITION.

                 (a) For purposes of this Agreement, the term "Restricted Period" shall mean the period from the Closing Date until the earliest of:

                          (i)     the date that is five (5) years from the
Closing Date;

                          (ii)    a Change of Control; or

                          (iii)   the Distribution Agreement shall have been
terminated by Parents because Buyer is in material breach thereunder (other than any such breach which is the result of a Force Majeure Event).

                 (b) As further consideration for the transactions contemplated hereby, neither Parent nor its Affiliates will during the Restricted Period, for any reason whatsoever, directly or indirectly, for itself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, engage in any business that involves the selling of Paging or Messaging Services anywhere in the United States (the "Territory"), except as expressly permitted pursuant to this Agreement or the Distribution Agreement.

                 (c) During the Restricted Period, Parents and their Affiliates will not, directly or indirectly, purchase the stock or assets of any entity which derives a majority of its revenues from Paging and Messaging Services. If Parents or any of their Affiliates purchase the stock or assets of an entity with a business providing Paging and Messaging Services during the Restricted Period, they shall offer to sell such Paging and Messaging Services business to Buyer upon such terms and conditions as Buyer and Parents may mutually agree. If Buyer and Parents cannot agree upon the price for such a transaction, Parents shall obtain a valuation for the business from a nationally recognized investment banker and offer to sell the business to Buyer on terms and conditions in accordance with such valuation. The cost of obtaining such valuation shall be borne by Parents; provided, that, for any Paging and Messaging Services business with





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
annual net revenues of less than $20,000,000, such cost shall be borne equally by Parents, on the one hand, and Buyer, on the other hand. Parents may operate a Paging and Messaging Services business acquired subject to the limitations described herein until Buyer purchases such business from Parents or, if Buyer elects not to purchase the business from Parents, Parents may operate such business (or sell to third parties such business) for any time thereafter. Notwithstanding anything to the contrary, Parents and their Affiliates ("Parent Group") may own and/or acquire, solely as an investment, securities of any entity which is publicly traded if Parent Group does not, directly or indirectly, beneficially own five percent (5%) or more of any class of securities of such entity.

                 (d) For purposes of this Agreement, "Paging and Messaging Services" means wireless telecommunications services:

                          (i)     which use a one-way signaling path, or a
non-symmetrical two-way signal path having an inbound (i.e., return path) signaling speed of 9.6kbps or less, and

                          (ii)    which are transmitted to portable,
battery-powered devices which devices are used solely, and not in conjunction with other devices, to transmit and receive messages, and

                          (iii)   where messages transmitted to and from such
devices are read directly by individuals.

         The parties' intent in defining "Paging and Messaging Services" as set forth above is to restrict Parents and their Affiliates, pursuant to this
Section 10.5, from competing in the traditional paging market. "Paging and Messaging Services" shall expressly exclude any paging or messaging services in cellular, digital cellular, ESMR and/or CDPD applications, or in other services used for the transmission of voice communications.

                 (e) Because of the difficulty of measuring economic losses to Buyer as a result of a breach of any of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Buyer for which it would have no other adequate remedy, each Parent agrees that the foregoing covenants may be enforced by Buyers in the event of breach by such Parent, by injunctions and restraining orders.

                 (f) The parties agree that the foregoing covenants impose a reasonable restraint on each Parent in light of the Business on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby.

                 (g) The covenants in this Section 10.5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.





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
                 (h) It is specifically agreed that the period of five (5) years stated at the beginning of this Section 10.5 during which the agreements and covenants of Parents made in this Section 10.5 shall be effective, shall be computed by excluding from such computation any time during which Parents are found by a court of competent jurisdiction to have been in violation of any provision of this Section 10.5. The covenants contained in this Section 10.5 shall not be affected by any breach of any other provision hereof by any party hereto except as provided in this Section 10.5.

         10.6    INTERCOMPANY AGREEMENTS

         Except for this Agreement, the Distribution Agreement, the Transition Agreements and the agreements set forth on Schedule 5.1.4(a), each and every agreement, whether written or oral, in effect exclusively between one or more of the Operating Companies, on the one hand, and one or more of the Parents or any subsidiary of parents (other than the Operating Companies), on the other hand, shall automatically terminate effective as of the Closing.

         10.7 PROVISION OF RECIPROCAL EMPLOYEE PLANS FOR PAGING AND CELLULAR SERVICE

         Parents and Buyer each agree to reciprocally extend employee and dependent rate plans for Paging and Messaging Services and cellular services to existing employees on those accounts in place at Closing; provided, that, Buyer shall not be obligated to pay for any cellular services received by employees under such plans. The parties' respective obligations will terminate the earlier of (a) two years from the Closing Date or (b) upon notification of employee's termination of employment with Parent/Buyer.


                                   ARTICLE 11
                          INDEMNIFICATION AND SURVIVAL

         11.1    INDEMNIFICATION BY PARENTS.

         Each Parent shall, jointly and severally, indemnify, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholders, assigns, successors and Affiliates (each a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from, against and in respect of:

                 (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by Buyer Indemnified Parties to the extent resulting from or arising out of, directly or indirectly:





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
                          (i)     any breach of any representation or warranty
of Parents set forth in this Agreement or any Schedule or certificate delivered by or on behalf of Parents in connection herewith; or

                          (ii)    any non-fulfillment of any covenant or
agreement by Parents under this Agreement; or

                          (iii)   any liabilities of the Operating Companies
with respect to unpaid accounts payable on the Closing Date that had not been paid within forty-five (45) days,` Litigations disclosed on Schedule 5.1.7, other than such matters described in (a)(v) below, and liabilities not expressly disclosed in the Financial Statements, this Agreement or the Schedules hereto to the extent relating to the business, operations or assets of the Operating Companies prior to the Closing Date; provided, that, Parents shall not be liable for any such liabilities with respect to Litigations disclosed on Schedule 5.1.7, other than such matters described in (a)(v) below, or undisclosed liabilities which are incurred in the ordinary course of business (e.g., liability for workers compensation claims), unless such liabilities exceed $50,000 individually or, for such liabilities that do not exceed $50,000, Parents shall be liable to Buyer solely to the extent they exceed $500,000 in the aggregate; or

                          (iv)    all payments due pursuant to the terms of the
Parent's Completion Bonus Program, and except as otherwise expressly provided herein, all payments due pursuant to the terms of any Benefit Plan with respect to employment prior to the Closing Date and to the extent all events requiring such payment occurred prior to the Closing Date; or

                          (v)     any liability with respect to the
Interconnection Litigation set forth on Schedule 5.1.7; or

                          (vi)    the existence or release of any Hazardous
Material from, at, on, or under any Owned Real Property or Leased Real Property prior to the Closing Date, and any activities or circumstances associated with the Operating Companies' operations prior to the Closing Date which constituted Hazardous Material Activities regardless of whether such releases, Hazardous Material Activities, or circumstances were in compliance with Environmental Laws or were disclosed to Buyer hereunder; or

                          (vii)   any noncompliance prior to the Closing Date
by any Operating Company with applicable Environmental Laws, regardless of whether such activities or circumstances were disclosed to Buyer hereunder; or

                          (viii)  any Liability of any Operating Company for
Taxes (A) for any Taxable period or portion thereof ending on or before the Closing Date, (B) resulting from or attributable to such Operating Company having been a member of any Affiliated Group on or prior to the Closing Date or as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes or (C) resulting from an inclusion of any adjustment in taxable income for any Tax period or portion thereof that ends after the Closing Date under Section 481(c) of the Code as a result of a





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
change in method of accounting for a Tax period ending prior to the Closing Date or pursuant to the provisions of any agreement entered into with any taxing authority with regard to the Tax liability of any of the Operating Companies for any Tax period ending prior to the Closing Date; and, without limiting any of the foregoing and for the avoidance of doubt, any liability or other amount payable as a result of or in connection with any of the Tax Proceedings described on Schedule 5.1.6(d).

                 (b)      [Intentionally Omitted.]

         11.2    INDEMNIFICATION BY BUYER.

         Buyer shall indemnify, defend, protect and hold harmless Parents and their officers, directors, employees, stockholders, assigns, successors and Affiliates (each a "Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") from, against and in respect of:

                 (a) any and all Damages suffered, sustained, incurred or paid by the Parent Indemnified Parties to the extent resulting from or arising out of, directly or indirectly:

                          (i)     any breach of any representation or warranty
of Buyer in this Agreement or any Schedule or certificate delivered by or on behalf of Buyer in connection herewith; or

                          (ii)    any non-fulfillment of any covenant or
agreement by Buyer under this Agreement; or

                          (iii)   the business, assets, operations and
activities of the Operating Companies, except for Damages against which Parents have expressly agreed to indemnify Buyer pursuant to this Article 11. Without limiting Buyer's obligations under this Section 11.2(a)(iii), if, with respect to the Interconnection Litigation set forth on Schedule 5.1.7, it is finally adjudicated that the LECs are entitled to compensation for Dedicated Transmission Facilities (as defined in Schedule 5.1.7), the Parents shall be obligated to indemnify Buyer only for Damages resulting from the use of those facilities prior to Closing.

                 (b)      [Intentionally Omitted.]

         11.3    LIMITATION.

         Notwithstanding the foregoing:

                 (a) there shall be no liability for indemnification under this Article 11 unless, and solely to the extent that, the aggregate amount of Damages to Buyer Indemnified Parties on the one hand, and Parent Indemnified Parties on the other, exceeds $500,000 (the "Indemnification Threshold"); provided, however, that the Indemnification Threshold shall not





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apply to (i) adjustments to the Purchase Price as set forth in Sections 4.2 and
4.3; (ii) Damages described in Sections 11.1(a)(ii)-(viii) or Sections 11.2(a)(ii) or (iii);

                 (b) the aggregate amount of Buyer's liability on the one hand, and Parents' liability on the other, under this Article 11 shall not exceed $8,000,000; provided, however, that Parents' liability for Damages described in Sections 11.1(a)(ii)-(viii) and Buyer's liability for Damages described in Sections 11.2(a)(ii) and (iii) shall not be subject to, or count toward, such limitation; and

                 (c) for purposes of the indemnity in this Article 11, (i) all representations and warranties contained in Article 5 are made without any limitations as to materiality and (ii) the limitations set forth in Sections 11.3(a), 11.3(b) and 11.7 with respect to the representations and warranties contained in Article 5 shall in no way limit the obligations to indemnify for Damages described in Sections 11.1(a)(ii)-(viii) or Sections 11.2(a)(ii) and
(iii).

         11.4    CLAIMS FOR INDEMNIFICATION.

         Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "indemnified party") shall promptly notify the other party (the "indemnifying party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the indemnifying party shall specify, if known, the amount of the liability arising therefrom. The indemnified party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party.

         11.5    DEFENSE BY INDEMNIFYING PARTY.

         In connection with any claim giving rise to a right of indemnification hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation with the written consent of the indemnifying party, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         11.6    MANNER OF INDEMNIFICATION.

         Subject to Section 11.5 above, the obligations of the indemnifying party hereunder shall be effected by payment of cash or delivery of a certified or cashier's check or redemption of





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
Metrocall Preferred Stock, with accreted stated value, plus accrued dividends, in the amount of the indemnification liability.

         11.7    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All covenants and obligations to be performed after the Closing Date contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing. All representations and warranties contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of eighteen (18) months.

         11.8    INDEMNIFICATION NET OF INSURANCE AND COLLATERAL BENEFITS.

         The liability of an indemnifying party under this Agreement shall be determined after taking into account insurance proceeds received by the indemnified party, and no insurer of an indemnified party shall be entitled to subrogation to the indemnified party's indemnification rights against the indemnifying party. In addition, the liability of an indemnifying party shall be (a) reduced to take into account any net Tax benefit arising from the deductibility of any Damages to which an indemnification payment relates, and,
(b) increased to take into account any net Tax cost, which does not result from an adjustment to asset basis (whether tangible or intangible), arising from the receipt of indemnity payments thereunder. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any net Tax benefit or increased to reflect any net Tax cost only after the indemnified party has actually realized such benefit or such cost. For purposes of this Agreement, an indemnified party shall be deemed to have actually realized a net Tax benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is
(i) reduced below the amount of Taxes that such Indemnified Party would have been required to pay but for deductibility of such Damages, and (ii) increased above the amount of Taxes that such indemnified party would have been required to pay but for the receipt of such indemnification payments. The amount of any reduction or increase hereunder shall be adjusted to reflect any Final Determination with respect to the indemnified party's liability for Taxes and, if necessary, Parents or Buyer, as the case may be, shall make payments to the other to reflect such adjustment. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a Final Determination with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for U.S. federal income tax purposes.

         11.9    EXCLUSIVITY OF REMEDY.

         Parents and Buyer acknowledge that, following the Closing, this
Article 11 and the respective indemnification rights provided for herein shall, to the extent permitted by law, be the exclusive remedy of each of them with respect to this Agreement and the transactions contemplated hereby, except to the extent expressly provided otherwise.





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                                   ARTICLE 12
                                 MISCELLANEOUS

         12.1    BROKERS.

         Except as disclosed on Schedule 12.1, the transactions contemplated hereby have been and shall be carried on by Buyer and Parents in such manner as not to give rise to any valid claims against Parents or Buyer for a brokerage commission, finder's fee or other like payment and each party agrees to indemnify and hold the other harmless from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by the indemnifying party or on its behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

         12.2    NOTICES.

         Except as otherwise provided, all notices which are permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five
(5) business days after being mailed by registered or certified mail, postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

         If  to Buyer, to:

         Metrocall, Inc.
         6677 Richmond Highway
         Alexandria, Virginia  22306
         Attn: Vincent D. Kelly, Chief Financial Officer and Treasurer Fax Number: (703) 768-9625

         with a copy (which shall not constitute notice) to:

         Wilmer, Cutler & Pickering,
         2445 M Street, NW
         Washington, DC  20037-1420
         Attn:  George P. Stamas or John B. Watkins
         Fax Number:  (202) 663-6363





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         or if to Parents, to both:

         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention: Michael Waks, Director, Mergers and Acquisitions Facsimile Number: (908) 221-2150

         and

         AT&T Corp.
         295 North Maple Avenue
         Basking Ridge, NJ  07920
         Attention:  Marilyn Wasser, Esq.
         Facsimile Number:  (908) 221-4408

         With copies (which shall not constitute notice) to:

         AT&T Wireless Services, Inc.
         Suite 200
         110 110th Avenue, N.E.
         Bellevue, Washington  98004
         Attn:  Michael C. Schwartz, Esq.
         Facsimile Number:  (425) 990-4634

         and

         Frank C. Woodruff
         Graham & James LLP/Riddell Williams P.S.
         Suite 4500
         1001 Fourth Avenue Plaza
         Seattle, Washington  98154
         Facsimile Number:  (206) 389-1708

         12.3    FEES AND EXPENSES.

         Buyer and Parents shall share equally all transfer, documentary, recordation, sales or other taxes or fees assessed or levied in connection with the transactions contemplated hereby, regardless of whether Parents or Buyer is obligated for collection and remittance of such taxes or fees. Parents shall cooperate with Buyer in the filing for any available exemptions from such taxes or fees. Parents and Buyer shall share equally the filing fees, if any, required by the FCC. Each Party shall pay the filing fee relating to any filing required by it, if any, in accordance with the HSR Act. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses.





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         12.4    ALTERNATIVE DISPUTE RESOLUTION.

                 12.4.1 If a dispute arises out of or relating to this Agreement or the Transition Services Agreements, the Distribution Agreement or the Property Transition Agreements (collectively, without this Agreement, the "Ancillary Agreements") or the transactions contemplated hereby or thereby or the construction, interpretation, performance, breach, termination, enforceability or validity thereof, whether such claim is based on rights, privileges or interests recognized by or based upon contract, tort, fraud, misrepresentation, statute, common law or any other legal or equitable theory, and whether such claim existed prior to or arises on or after the date hereof (a "Dispute"), the dispute resolution processes set forth in this Section 12.4 shall govern the resolution of such dispute.

                 12.4.2 If a Dispute cannot be resolved by the executives having primary managerial responsibility for the matter to which the Dispute pertains, the parties shall attempt in good faith to resolve such Dispute promptly by negotiation between executives who have authority to settle the Dispute and who are at the level of the executives who have negotiated this Agreement ("Senior Party Representatives").

                 12.4.3 A party may provide any other party notice (a "Dispute Notice") of any Dispute that has not been resolved in the normal course of business. Within ten (10) business days after delivery of the Dispute Notice, the receiving party shall submit to each other party a response (the "Response"). The Dispute Notice and the Response shall each include (a) a statement setting forth the position of the party providing such notice and a summary of arguments supporting such position, and (b) the name and title of such party's Senior Party Representative and any other Persons who will accompany the Senior Party Representative at the meeting at which the parties will attempt to settle the Dispute. Within thirty (30) business days after delivery of the Dispute Notice, the Senior Party Representatives of the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to another will be honored.

                 12.4.4   If the Dispute has not been resolved within fifty
(50) business days after delivery of the Dispute Notice, or if the parties fail to meet within thirty (30) business days after delivery of the Dispute Notice, any party may initiate arbitration of the Dispute as provided below. If no party initiates arbitration within sixty (60) business days after delivery of the Dispute Notice, then the parties shall automatically be released from any and all liability for the Dispute.

                 12.4.5 All negotiations pursuant to this Section 12.4 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current ore future arbitration.





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                 12.4.6   If the Dispute is not resolved as provided in
Sections 12.4.2 through 12.4.4, then any party may initiate arbitration proceedings by providing each other party notice of such initiation of arbitration. The Dispute shall then be settled by arbitration in accordance with the CPR Non-Administered arbitration Rules in effect on the date hereof, by a panel of three arbitrators. Each Party shall select one of the three arbitrators and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be chosen by the three arbitrators. The arbitrators shall be empowered to award only damages that are recoverable under the provisions of
Article 11, and each party hereby irrevocably waives any right to recover any other damages with respect to any Dispute. The arbitrators shall not order pre-hearing discovery of documents or the taking of depositions, although the arbitrators may compel the attendance of witnesses and the production of documents at the hearing to the extent permitted by the CPR Non-Administered Arbitration Rules. Notwithstanding the foregoing, nothing in this Agreement shall preclude the parties from seeking injunctive or other equitable relief from a court with regard to any breach of this Agreement.

                 12.4.7 If a party does not provide a Dispute Notice within one (1) year following the time the party first knows of the existence of the acts or omissions that give rise to the Dispute, the party shall be forever estopped from asserting the Dispute against any other party.

         12.5    ASSIGNMENT.

         This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that Buyer may assign any or all of its rights under this Agreement to a subsidiary of Buyer but such assignment shall not release, affect or reduce in any way Buyer's obligations to Parents hereunder.

         12.6    COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

         12.7    ENTIRE AGREEMENT.

         This Agreement, including all Schedules and Exhibits hereto, and all certificates and documents executed and delivered in connection with this Agreement, when executed and delivered, together with the Confidentiality Agreement dated November 25, 1997, constitute the entire agreement of the parties, superseding and extinguishing all prior agreements and understandings, representations and warranties, relating to the subject matter hereof.





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         12.8    GOVERNING LAW.

         This Agreement and the rights and obligations of the parties hereunder shall be governed by the substantive laws of the State of New York applicable to contracts made and to be performed therein, without reference to the principles of conflicts of laws.

         12.9    HEADINGS.

         The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         12.10   SEVERABILITY.

         Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

         12.11   MODIFICATION AND AMENDMENT.

         This Agreement may not be modified or amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

         12.12   WAIVER.

         No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         12.13   PARTIES OBLIGATED AND BENEFITED.

         Subject to the limitations set forth below, this Agreement will be binding upon the parties hereto and their respective assignees and successors in interest and will inure solely to the benefit of such parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement.

         12.14   RIGHTS TO SPECIFIC PERFORMANCE.

         Parents acknowledge that the unique nature of the transactions contemplated hereby renders money damages an inadequate remedy for the breach by Parents of their obligations under this Agreement, and Parents agree that in the event of such breach, Buyer will, upon proper action instituted by it, be entitled to a decree of specific performance of this Agreement in lieu of any monetary damages for such breach.





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         12.15   ACTIONS.

         Each party will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, (without incurring any obligation to pay money) such further assignments, certificates, instruments, records or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.16   TERMS.

         Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than limiting sense.

         12.17   CONSTRUCTION.

         This Agreement and the Ancillary Agreements have been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement and the Ancillary Agreements or any provision hereof or thereof against the party drafting will not apply in any construction or interpretation hereof or thereof.

         12.18   CONFIDENTIALITY.

                 (a) Buyer agrees that it will, and will cause its associates, Affiliates, officers, other personnel and authorized representatives to, hold in strictest confidence all Confidential Information, and not disclose such information to others without the prior written consent of Parents; provided, that, Buyer and such other Persons may provide such information (i) to lenders, subject to the same requirements of confidentiality as set forth in this Agreement, or (ii) which is legally required to be furnished, and provided that Buyer or such other person, as the case may be, notifies Parents in advance of its obligation to provide such Confidential Information and fully cooperates with Parents to protect the confidentiality of such information. The parties acknowledge that the Confidentiality Agreement dated November 25, 1997 remains in full force and effect.

                 (b) Each Parent agrees that it will, and will cause its associates, Affiliates, officers, other personnel and authorized representatives to, hold in strictest confidence all Confidential Information related to Buyer's business, and not, disclose such information to others without the prior written consent of Buyer; provided, that, such Parent and such other Persons may provide such information which is legally required to be furnished, and provided that such Parent or such other Person, as the case may be, notifies Buyer in advance of its obligation to provide such Confidential Information and fully cooperates with Buyer to protect the confidentiality of such information.





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                 (c)      Notwithstanding the foregoing provisions of this
Section 12.18, the parties have agreed that any press release or public announcement with respect to the transactions contemplated hereby will be issued at such time after the execution of the Agreement and in such manner as Buyer and Parents shall mutually determine, subject to compliance with all applicable Laws.

                           [Execution Page Following]





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